UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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W-H ENERGY SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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W-H ENERGY SERVICES, INC.
10370 Richmond Avenue, Suite 990
Houston, Texas 77042

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To the holders of Common Stock of W-H Energy Services, Inc.:
      The annual meeting (the “Annual Meeting”) of shareholders of W-H Energy Services, Inc. (the “Company”) will be held at 10370 Richmond Avenue, Suite 105, Houston, Texas 77042, on Wednesday, May 10, 2006, at 10:00 a.m., Houston time, to consider and vote on:

(1) The election of six directors to the Company’s Board of Directors;

(2) Approval of the Company’s proposed 2006 Stock Awards Plan; and

(3) Such other business as may properly come before the Annual Meeting and at any adjournments thereof.
      Only holders of record of the Company’s common stock at the close of business on March 28, 2006 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
      Even if you now expect to attend the Annual Meeting, you are requested to mark, sign, date and return the accompanying proxy in the enclosed addressed, postage-paid envelope or submit your proxy by telephone or the Internet. If you attend the Annual Meeting, you may vote in person, whether or not you have sent in your proxy. A proxy may be revoked at any time prior to the voting thereof.

By Order of the Board of Directors

/s/ Catherine N. Crabtree

Catherine N. Crabtree
Secretary
Houston, Texas
April 4, 2006

PROXY STATEMENT
VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF THE COMPANY’S PROPOSED 2006 STOCK AWARDS PLAN
PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS
APPENDIX A

W-H ENERGY SERVICES, INC.
10370 Richmond Avenue, Suite 990
Houston, Texas 77042
PROXY STATEMENT
April 4, 2006
       This Proxy Statement is furnished to the shareholders of W-H Energy Services, Inc. (the “Company”) in connection with the solicitation on behalf of the Board of Directors (the “Board”) of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at 10370 Richmond Avenue, Suite 105, Houston, Texas 77042, on Wednesday, May 10, 2006, at 10:00 a.m., Houston time, and at any adjournments thereof.
      This Proxy Statement and the enclosed form of proxy is first being mailed to shareholders on or about April 10, 2006, and the cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, facsimile and electronic means. Banks, brokerage houses and other nominees or fiduciaries have been requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and the Company will, upon request, reimburse them for their expenses in so acting.
VOTING
Who Can Vote
      Only shareholders of record as of the close of business on March 28, 2006 are entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. On March 28, 2006, the Company had outstanding 29,402,061 shares of common stock, $0.0001 par value per share (the “Common Stock”). Each share of Common Stock you own entitles you to one vote on each matter to be voted on at the Annual Meeting.
How You Can Vote
      You may vote your shares in any of the four following ways: (1) in person by attending the Annual Meeting; (2) by completing, signing, dating and mailing the enclosed proxy card in the envelope provided; (3) by calling the toll-free number listed on the proxy card; or (4) by voting on the Internet at the address listed on the proxy card. For additional instructions on voting by telephone or the Internet, please refer to the proxy card. If you return your signed proxy card before the Annual Meeting, the named proxy will vote your shares as you direct. If you send in your proxy card, but do not specify how you want to vote your shares, your shares will be voted (i) FOR the election of all nominees for director as described under “Election of Directors”; (ii) FOR the approval of the Company’s proposed 2006 Stock Awards Plan; and (iii) in the discretion of the persons named in the enclosed proxy, on any other matters that may properly come before the Annual Meeting.
You May Revoke or Change Your Vote
      You may revoke the enclosed proxy at any time prior to its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. A shareholder who votes in person at the Annual Meeting in a manner inconsistent with a proxy previously filed on the shareholder’s behalf will be deemed to have revoked such proxy as it relates to the matter voted upon in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.

PROPOSAL ONE
ELECTION OF DIRECTORS
      The Company’s Bylaws authorize the Board to determine from time to time by resolution the number of directors constituting the full Board. The Board has fixed the number of directors to be elected at the Annual Meeting at six, and proxies cannot be voted for a greater number of persons. Unless authority is withheld, the persons named in the enclosed proxy will vote the shares represented by the proxies received for the election of the six nominees named below to each serve until the next annual meeting of the Company’s shareholders and thereafter until his successor is duly elected and qualified, or until his earlier death, resignation or removal.
      If any nominee should decline or be unable to serve for any reason, votes will instead be cast for a substitute nominee designated by the Board. The Board has no reason to believe that any nominee will decline to be a candidate or, if elected, will be unable or unwilling to serve. The Company’s directors are elected by a plurality vote.
Information About Directors
      The following sets forth certain information, as of March 31, 2006, about the nominees for director of the Company.
      Kenneth T. White, Jr., age 64, has served as a director and as Chairman, President and Chief Executive Officer of the Company since its inception in April 1989. Prior to founding the Company, Mr. White participated in the acquisition, development and eventual sale of a number of businesses, including an oil and natural gas products and services business and a manufacturing and distributing company. Mr. White has over 30 years of experience in the oil and natural gas industry.
      John R. Brock, age 58, has served as one of the Company’s directors since May 2003. Since February 2004, Mr. Brock has been the Chief Financial Officer for the Episcopal Diocese of Texas. From 2000 until February 2004, Mr. Brock served as Chairman of John R. Brock & Associates, a Houston-based professional career and counseling services firm. From 1994 to 1999, Mr. Brock was the Managing Partner of Korn/Ferry International, a provider of executive human capital solutions. Mr. Brock also served as President and Chief Operating Officer of the Houston Economic Development Council from 1988 to 1993, Senior Vice President of Marketing at Paine Webber, Inc. from 1983 to 1988, a Managing Partner of Russell Reynolds Associates from 1978 to 1983 and Senior Manager at Peat, Marwick, Mitchell & Co. from 1971 to 1977.
      James D. Lightner, age 53, has served as one of the Company’s directors since November 2004. Mr. Lightner is currently the President and Chief Executive Officer of Orion Energy Partners, a private oil and natural gas exploration and production company. From 1999 to 2004, Mr. Lightner served in various capacities with Tom Brown, Inc., an oil and natural gas exploration and production company, including Director, Chairman, Chief Executive Officer, and President. From 1997 to 1999, he served as Vice President and General Manager of EOG Resources, Inc., an oil and natural gas exploration and production company. He is currently serving as a director of Forest Oil Corporation, an independent oil and natural gas exploration and production company, where he also serves as chairman of the compensation committee. Mr. Lightner has over 25 years of experience in the oil and natural gas industry.
      Christopher Mills, age 53, has served as one of the Company’s directors since 1990. Mr. Mills has been the Chief Executive Officer of North Atlantic Smaller Companies Investment Trust, a closed end mutual fund, since 1984 and American Opportunity Trust PLC, an investment trust, since 1989. Mr. Mills is also a director of Lesco, Inc., a national distributor of landscape, golf and pest control products, and Sterling Construction Company, Inc., as well as other privately held and foreign companies.
      Milton L. Scott, age 49, has served as one of the Company’s directors since August 2000 and was appointed Lead Director in 2003. Mr. Scott is currently an independent consultant. Mr. Scott was a Founder and Managing Director of Complete Energy Holdings, LLC, a Houston-based acquirer, owner and operator of power generation facilities, from March 2003 to January 2006. From July 2000 to September 2002, Mr. Scott served as Executive Vice President and Chief Administrative Officer of Dynegy Inc. Mr. Scott also served as

Senior Vice President and Chief Administrative Officer of Dynegy Inc. from October 1999 to July 2000. From August 1977 to October 1999, Mr. Scott was employed by Arthur Andersen LLP, serving in various positions, the last as partner in charge of the Gulf Coast region’s technology and telecommunications practice. He is currently serving as a director of Sterling Construction Company, Inc.
      Robert H. Whilden, Jr., age 70, has served as one of the Company’s directors since its inception in 1989. From January 2000 to December 2005, Mr. Whilden served as Senior Vice President, General Counsel and Secretary of BMC Software, Inc. Until January 1, 2000, Mr. Whilden had been a partner since 1970 in the law firm of Vinson & Elkins L.L.P.
Director Independence Determinations
      The Board has evaluated the independence of the members of the Board under the independence standards promulgated by the New York Stock Exchange (the “NYSE”). In conducting this evaluation, the Board considered transactions and relationships between each director nominee or his immediate family and the Company to determine whether any such transactions or relationships were material and, therefore, inconsistent with a determination that each such director nominee is independent. Based upon that evaluation, the Board determined that Messrs. Scott, Whilden, Brock, Mills and Lightner have no material relationship with the Company and, thus, are independent.
Board Meetings and Committees
      In 2005, the Board held four regularly scheduled meetings. Each current director that is a director nominee participated in at least 75% of the aggregate total number of meetings held by the Board and all committees of which he was a member that were held during the period in which he served. In addition, non-management directors held four regularly scheduled executive sessions in 2005. As Lead Director, Mr. Scott presided over all non-management director executive sessions held during 2005. The Board has established a process for security holders to send communications, other than sales-related communications, to the non-management directors or to one or more of the Board members. Any such communications should be sent via email to DirectorCommunication@whes.com. All such communications will be forwarded directly to the board member or members specified.
      The Company does not maintain a formal policy regarding the Board’s attendance at annual shareholder meetings. At the 2005 Annual Meeting, Messrs. White, Whilden and Brock were present.
      The Board has an Audit Committee, Corporate Governance and Nominating Committee and Compensation Committee. All of the members of these committees are independent directors in accordance with the NYSE’s listing standards. Charters for all committees are available on the Company’s website at http://www.whes.com.
     Audit Committee
      The current members of the Audit Committee are Messrs. Scott, Brock and Lightner. The Board has determined that Mr. Scott, Chairman of the Committee, and Mr. Brock are audit committee financial experts, as defined by the Securities and Exchange Commission (“SEC”) rules and have accounting or related financial management expertise under the rules of the NYSE. All of the members of the Audit Committee are independent under the SEC’s rules pertaining to audit committee members and under the independence standards promulgated by the NYSE. The Audit Committee met five times in 2005. The Audit Committee is responsible for (1) the appointment, retention and termination of the Company’s independent registered public accounting firm, (2) consulting with such firm with regard to the audit plan, (3) consulting with the Company’s principal financial and accounting officers on any matter the Audit Committee or the principal financial and accounting officers deem appropriate in connection with carrying out the audit, (4) reviewing the results of audits of the Company by its independent registered public accounting firm, (5) reviewing all related party transactions and all other potential conflict of interest situations, (6) discussing audit recommendations with management and reporting the results of its reviews to the Board and (7) performing such other functions as the Board may prescribe.
     Corporate Governance and Nominating Committee
      The current members of the Corporate Governance and Nominating Committee are Messrs. Brock, Scott and Whilden, each of whom is independent under the independence standards promulgated by the NYSE. This Committee met three times in 2005. The Corporate Governance and Nominating Committee is responsible for (1) making recommendations to the Board about the composition of the Board and its committees, (2) evaluating potential director nominees and making recommendations to the Board regarding those director nominees that may be considered for election to the Board at the annual meeting, (3) advising the Board on corporate governance practices and policies, (4) overseeing the evaluation of the Board and management of the Company, (5) making recommendations to the Board regarding succession planning and (6) performing such other functions as the Board may prescribe. Upon recommendation by the Corporate Governance and Nominating Committee, the Board has adopted Corporate Governance Guidelines to assist the Board in its responsibilities to the Company and its shareholders. These Guidelines are available on the Company’s website at http://www.whes.com and in print to any shareholder upon written request to the Secretary, W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, Texas 77042.
      The Board’s current criteria for selecting new directors do not include specific minimum qualifications, but include criteria relating to a candidate’s business experience and accomplishments, lack of conflicts of interest, ability to commit the time to serve effectively, personal characteristics, the Board’s needs for diversity of backgrounds and skills, and other pertinent considerations. The Corporate Governance and Nominating Committee periodically reviews the appropriate skills, experience, perspectives and characteristics required of Board members or candidates in the context of the perceived needs of the Board at the time.
      The Committee will consider suggestions for potential director nominees from many sources, including members of the Board, management, advisors and shareholders. All of the nominees for director recommended for election by the shareholders at the 2006 Annual Meeting are current members of the Board. The Committee will consider nominees recommended by shareholders in the same manner as other candidates. Pursuant to the Company’s Bylaws, nominations of candidates for election to the Board may be made by any shareholder entitled to vote at a meeting of shareholders called for the election of directors. Shareholder recommendations for director nominees must be submitted in writing to Chairman, Corporate Governance and Nominating Committee, care of the Secretary, W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, TX 77042 by the deadline for shareholder proposals referred to at the end of this Proxy Statement. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct and indirect arrangements or understandings between the recommending shareholder and the candidate, all other companies to which the candidate is being recommended as a nominee for director and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews and to serve as a director of the Company, if elected.
     Compensation Committee
      The current members of the Compensation Committee are Messrs. Whilden and Scott, each of whom is independent under the independence standards promulgated by the NYSE. The Compensation Committee, which met three times in 2005, administers the Company’s stock option plans, makes decisions concerning salaries and incentive compensation for the Company’s executive officers and performs such other functions as the Board may prescribe.
     Compensation Committee Interlocks and Insider Participation
      No member of the Compensation Committee served as an officer or employee of the Company or any of its subsidiaries prior to or while serving on the Compensation Committee. In 2005, no executive officer of the

Company served as a director or member of the compensation committee of another entity, any of whose executive officers served on the Board or on the Compensation Committee of the Company.
Director Compensation
      During 2005, the non-management directors received the following cash compensation:

2005

Annual retainer	$25,000
Compensation for each Board and Audit Committee meeting attended	1,500
Compensation for each Compensation Committee and Corporate Governance and Nominating Committee meeting attended	1,000
Compensation for each Audit Committee meeting chaired	2,000
Compensation for each Compensation Committee and Corporate Governance and Nominating Committee meeting chaired	1,500
Annual retainer for Lead Director	5,000
      On October 13, 2005 the Board approved amendments to its director compensation arrangements. As amended, non-management directors of the Company will receive the following cash compensation during 2006:

2006

Annual retainer	$40,000
Compensation for each Board or committee meeting attended	1,500
Annual retainer for Chairman of the Audit Committee	15,000
Annual retainer for Chairman of the Compensation Committee and the Corporate Governance and Nominating Committee	10,000
Annual retainer for Lead Director	5,000
      Each director is also entitled to reimbursement of his reasonable out-of-pocket expenses incurred in attending meetings of the Board and for other reasonable expenses related to the performance of his duties as a director. These reimbursements are paid upon submission by the Director to the Company for payment.
      In addition, non-management directors are granted options to purchase 10,000 shares of the Company’s Common Stock each year on the date of the annual meeting. These options, which have an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, vest ratably over a four-year period, commencing on the grant date, in 25% increments, after each year of service has been completed and will expire ten years (or, in the case of options issued under the Company’s 2006 Stock Awards Plan described under “Proposal Two: Approval of the Company’s Proposed 2006 Stock Awards Plan,” seven years) following the date of grant. The options terminate if the optionee no longer serves on the Board, but any vested options may be exercised during a period of three months to one year after the effective date of the end of the optionee’s Board service.
      The Corporate Governance and Nominating Committee periodically reviews director compensation practices and compares them against the practices of companies of similar size in the oilfield services industry. In performing this review, the Committee focuses on ensuring that the interests of the directors continue to be closely aligned with the interests of the Company’s shareholders. The Committee believes that the Company’s total director compensation package is competitive with the compensation offered by other companies of similar size in the oilfield services industry and is appropriate in light of the responsibilities and obligations of the Company’s non-management directors.
Code of Ethics
      The Company has a Corporate Code of Business Conduct and Ethics that applies to all employees and directors, and a separate Financial Code of Ethics for Senior Financial Officers that applies to the Company’s

Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, vice presidents and other senior financial officers. All officers subject to the Financial Code of Ethics have certified compliance with both the Corporate Code of Business Conduct and the Financial Code of Ethics. Both the Corporate Code of Business Conduct and the Financial Code of Ethics for Senior Financial Officers are available on the Company’s website at http://www.whes.com and are available in print to any shareholder upon written request to the Secretary, W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, Texas 77042.
Recommendation of the Board
      THE BOARD RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.
PROPOSAL TWO
APPROVAL OF THE COMPANY’S PROPOSED 2006 STOCK AWARDS PLAN
      The Company’s shareholders are being asked to approve the Board’s March 2006 adoption of the Company’s new 2006 Stock Awards Plan (the “Plan”). The affirmative vote of a majority of the outstanding shares of Common Stock present and entitled to vote at the 2006 Annual Meeting is required for approval of the Plan. The Plan is included with this Proxy Statement as Appendix A. The Plan provides that, upon its approval by shareholders, the Company will not be permitted to issue additional awards under its 1997 Stock Option Plan.
      The following is a summary of the material features of the Plan:
      Purpose. The Plan is intended to provide the Company with a competitive advantage in attracting, retaining and motivating officers, employees, directors and consultants by allowing the Company and its subsidiaries and affiliates to provide to such persons incentives directly related to increases in Company shareholder value.
      Administration. The Plan is administered by the Compensation Committee of the Board or by another committee of the Board as the Board may from time to time designate (the “Committee”). The Committee must consist of not less than two outside directors, defined as a director who (1) meets any applicable independence requirements of the NYSE, (2) qualifies as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (3) qualifies as a “non-employee director” within the meaning of SEC Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Subject to the restrictions of the Plan, the Committee has the sole authority to (1) grant awards pursuant to the terms of the Plan, (2) select participants from those individuals eligible to receive awards under the Plan, (3) determine the type of award that is to be granted under the Plan, (4) determine the number of shares of Common Stock to be covered by each award, (5) establish the terms and conditions of any award granted, (6) modify, amend or adjust the terms and conditions of any award subject to the terms of the Plan and (7) determine under what circumstances an award may be settled in cash or Common Stock.
      Eligibility. Awards may be granted only to individuals who, at the time of grant, are directors, officers, employees or consultants of the Company or one of its subsidiaries or affiliates, or prospective employees or consultants who have accepted offers of employment or consultancy from the Company or its subsidiaries or affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company or its subsidiaries or affiliates. Such eligible individuals include but are not limited to the Chief Executive Officer and the Vice Presidents of the Company.
      Term. The Committee will fix the term of each award, but no award of stock options or stock appreciation rights may be exercisable more than seven years after the date the award is granted.

      Awards. Awards that may be granted under the Plan include stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and other stock-based awards. The terms and conditions applicable to these awards are discussed below.

Stock Options. Stock options granted under the Plan may be incentive stock options within the meaning of Section 422 of the Code (“Incentive Stock Options”) or stock options that do not qualify as Incentive Stock Options (“Non-Qualified Stock Options”). The Committee may grant Incentive Stock Options only to employees of the Company and its “subsidiary corporations” and “parent corporation” (within the meaning of Section 424(e) or (f) of the Code).

Stock options will be evidenced by an option agreement containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. The terms and conditions of each option agreement may differ. The Committee will determine and set forth in the option agreement evidencing each grant the terms and conditions of such grant, including (1) the date of grant, (2) the number of shares of Common Stock to be subject to such stock option, (3) the option price per share of Common Stock subject to such stock option, (4) the term of each stock option, (5) the exercisability and method of exercise, (6) the effect of an optionee’s termination of employment by reason of death, disability or otherwise and (7) any other matters consistent with the Plan that the Committee in its sole discretion determines. The Plan contains provisions, which apply unless the Committee otherwise determines, regarding the vesting and post-termination exercisability of options held by optionees whose employment with the Company terminates by reason of death, disability or otherwise. In certain cases, unvested stock options may become exercisable by an optionee not later than the time set forth in such optionee’s employment agreement.

The Committee will determine the exercise price per share of Common Stock purchasable under the option agreement, but such exercise price may not be less than the fair market value of the Common Stock on the date of the option grant. Under the Plan, the fair market value of a share of Common Stock on a particular date is equal to the closing price of a share of Common Stock on that date as reported on the NYSE or such other national securities market or exchange as may at the time be the principal market for the Common Stock. An option may provide for the payment of the exercise price, in whole or in part, in the form of unrestricted Common Stock the optionee already owns, based on the fair market value of the Common Stock on the date the stock option is exercised. In the case of an Incentive Stock Option, the right to make a payment in the form of already-owned shares of Common Stock may be authorized only at the time the stock option is granted and must be paid with the shares that were owned by the optionee for at least six months or that had been purchased on the open market.

On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a stock option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to (a) the excess of the fair market value on the date of exercise of one share of Common Stock over the option price multiplied by (b) the number of shares of Common Stock for which the option is being exercised. The Committee at any time may accelerate the exercisability of any stock option.

An optionee may not transfer a stock option other than (1) by will or by the laws of descent and distribution or any other testamentary distribution or (2) in the case of a Non-Qualified Stock Option, unless the Committee otherwise provides, to the optionee’s family members, whether directly or indirectly or by means of a trust or partnership or otherwise, so long as the transfer is not in exchange for cash or property consideration.

Stock Appreciation Rights. The Committee may grant stock appreciation rights either in conjunction with all or part of any stock option granted under the Plan (“Tandem Stock Appreciation Rights”) or alone (“Freestanding Stock Appreciation Rights”).

Stock appreciation rights will be evidenced by an award agreement containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. The terms and conditions of each stock appreciation right award agreement may differ. In certain cases, unvested stock apprecia-

tion rights may become exercisable by a participant not later than the time set forth in such participant’s employment agreement.

Tandem Stock Appreciation Rights. A Tandem Stock Appreciation Right issued in conjunction with a Non-Qualified Stock Option may be granted either at or after the time of grant of such stock option. A Tandem Stock Appreciation Right issued in conjunction with an Incentive Stock Option may be granted only at the time of grant of such stock option. The strike price of a Tandem Stock Appreciation Right will be equal to the exercise price per share of the stock options to which the Tandem Stock Appreciation Right relates. Tandem Stock Appreciation Rights are exercisable only at such time or times and to the extent that the stock options to which they relate are exercisable. Upon the exercise of a Tandem Stock Appreciation Right, the participant is entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (a) the excess of the fair market value on the date of exercise of one share of Common Stock over the option price per share specified in the related stock option multiplied by (b) the number of shares of Common Stock in respect of which such Tandem Stock Appreciation Right has been exercised. A participant may exercise a Tandem Stock Appreciation Right by surrendering the applicable portion of the related stock option in accordance with procedures established by the Committee. Stock options that have been so surrendered may not be exercised to the extent the related Tandem Stock Appreciation Rights have been exercised. Any Tandem Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related stock option. Tandem Stock Appreciation Rights are transferable only to the extent that the underlying stock option is transferable, so long as the transfer is not in exchange for cash or property consideration.

Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights will be evidenced by an award agreement containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. The terms and conditions of each award agreement may differ. The Committee will determine and set forth in the award agreement evidencing each award the terms and conditions of such award, including (1) the date of grant, (2) the number of shares of Common Stock to be subject to such right, (3) the strike price per share of Common Stock subject to such right, (4) the term of each right, (5) the exercisability and method of settlement, (6) the effect of the participant’s termination of employment by reason of death, disability or otherwise and (7) any other matters consistent with the Plan that the Committee in its sole discretion determines. The Plan contains provisions, which apply unless the Committee otherwise determines, regarding the vesting and post-termination exercisability of Freestanding Stock Appreciation Rights held by a participant whose employment with the Company terminates by reason of death, disability or otherwise. The Committee at any time may accelerate the exercisability of any Freestanding Stock Appreciation Right.

The Committee will determine the strike price per share of the Common Stock subject to a Freestanding Stock Appreciation Right, but such strike price may not be less than the fair market value of the Common Stock on the date of grant. Upon the exercise of a Freestanding Stock Appreciation Right, the participant is entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (a) the excess of the fair market value on the date of exercise of one share of Common Stock over the applicable strike price multiplied by (b) the number of shares of Common Stock in respect of which the Freestanding Stock Appreciation Right has been exercised. A participant may not transfer a Freestanding Stock Appreciation Right other than (1) by will or by the laws of descent and distribution or any other testamentary distribution or (2) unless the Committee otherwise provides, to the participant’s family members, so long as the transfer is not in exchange for cash or property consideration.

Restricted Stock. Restricted stock grants will be evidenced by an award agreement containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. The terms and conditions of each award agreement may differ. The Committee will determine and set forth in the award agreement evidencing each grant the terms and conditions of such grant, including (1) the date of grant, (2) the number of shares of Common Stock to be subject to such restriction, (3) the conditions for vesting, (4) the time or times within which such awards may be subject to forfeiture and (5) any other matters consistent with the Plan that the Committee in its sole discretion determines. Shares of restricted stock will be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates.

The Committee may, prior to or at the time of grant, designate a restricted stock award as a “Qualified Performance-Based Award.” For purposes of the Plan, a Qualified Performance-Based Award is an award for which the Committee has made the determination that (1) the recipient is or may be a “Covered Employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such award and (2) the Committee desires such award to qualify for the Section 162(m) exemption. If designated as a Qualified Performance-Based Award, the grant or vesting, as applicable, of such restricted stock will be conditioned upon the satisfaction of performance goals that the Committee establishes in connection with the grant of the award (“Performance Goals”). In the case of Qualified Performance-Based Awards, such goals will be based on the attainment of specified levels of one or more of the following measures with respect to the Company or a subsidiary, affiliate, business unit, division or department thereof for or within which the participant performs services:

• stock price;

• market share;

• sales;

• asset quality;

• non-performing assets;

• earnings per share;

• return on equity;

• costs;

• operating income;

• marketing-spending efficiency;

• return on operating assets;

• return on assets;

• revenue;

• EBITDA;

• EBITDA margin;

• operating income margin;

• capital expenditures; and/or

• levels of cost savings.

These Performance Goals also may be based upon the attainment of specified levels of Company (including a business unit of the Company) or individual performance under one or more of the measures described above relative to the performance of persons or entities other than those described above. The grant or vesting of an award of restricted stock not designated by the Committee as a Qualified Performance-Based Award also may be conditioned upon the satisfaction of Performance Goals, which the Committee may determine in its sole discretion. The Committee also may condition the grant or vesting of an award of restricted stock upon the continued employment or service of the participant (the period during which such continued employment or service is required being the “Restriction Period”).

A participant who holds a restricted stock award will have all of the rights of a shareholder of the Company, including, if applicable, the right to vote the shares and the right to receive any dividends. The Committee may provide in an award agreement that payment of dividends will be subject to the satisfaction of one or more Performance Goals. Subject to the provisions of the Plan and the applicable award agreement, a participant may not sell, assign, transfer, pledge or otherwise encumber shares of restricted stock until the later of (1) the expiration of the Restriction Period and (2) the date the applicable Performance Goals, if any, are satisfied.

If a participant’s employment terminates for any reason during either the Restriction Period or before any applicable Performance Goals are satisfied, the participant will forfeit all shares subject to the restriction. The Committee has the discretion to waive, in whole or in part, any of the remaining restrictions; however, in the case of a Qualified Performance-Based Award of restricted stock granted to a Covered Employee, the Committee may not so waive such restrictions unless the applicable Performance

Goals are satisfied, unless the participant’s employment is terminated by reason of death or disability or by the Company without cause or by the participant for “good reason.”

The Committee at any time may accelerate or waive, in whole or in part, the time or conditions under which the forfeiture restrictions in the award agreement related to restricted stock lapse; however, unless a Change in Control (as defined below) occurs, the Committee may not take such action with respect to a Qualified Performance-Based Award of restricted stock unless the Performance Goals with respect to such restricted stock have been satisfied. In addition, restrictions with respect to restricted stock may be waived to the extent a participant’s employment agreement specifies, except that, in the case of a Qualified Performance-Based Award of restricted stock granted to a Covered Employee, satisfaction of the applicable Performance Goals may not be waived pursuant to the participant’s employment agreement unless the employment agreement provides for such acceleration upon a change of control, death or disability, or the termination of the participant’s employment by the Company without cause or by the participant for “good reason.”

Restricted Stock Units. Restricted stock unit grants will be evidenced by an award agreement containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. The terms and conditions of each award agreement may differ. The Committee will determine and set forth in the award agreement evidencing each grant the terms and conditions of such grant, including (1) the date of grant, (2) the number of shares of Common Stock to be subject to such award, (3) the conditions for vesting, (4) the time or times within which such awards may be subject to forfeiture and (5) any other matters consistent with the Plan that the Committee in its sole discretion determines.

Each restricted stock unit will correspond to one share of Common Stock. Restricted stock units represent the right to receive shares of Common Stock, cash or both, as the Committee determines, upon the satisfaction of such conditions as may be set forth in the applicable award agreement. Upon the lapse of forfeiture restrictions in the award agreement, the participant will be entitled to receive an amount equal to the product of (a) the number of restricted stock units with respect to which the forfeiture restrictions have lapsed multiplied by (b) the fair market value on the date of such lapse of one share of Common Stock (the “RSU Value”). Payment of the RSU Value to the participant will be made in shares of Common Stock, valued at fair market value on the date the forfeiture restrictions lapse, cash or a combination of shares and cash, as provided in the award agreement.

The Committee may, prior to or at the time of grant, designate an award of restricted stock units as a Qualified Performance-Based Award. If designated as a Qualified Performance-Based Award, the grant or vesting, as applicable, of such restricted stock unit will be conditioned upon the satisfaction of Performance Goals, as described above. The grant or vesting of an award of restricted stock units not designated by the Committee as a Qualified Performance-Based Award also may be conditioned upon the satisfaction of Performance Goals. The Committee also may condition the grant or vesting of an award of restricted stock units upon the continued employment or service of the participant.

The Committee may provide in an award agreement that the participant is entitled to receive dividend equivalents and that the payment of such dividend equivalents will be subject to the satisfaction of one or more Performance Goals. Except as provided in the applicable award agreement, a participant who holds restricted stock units does not have the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered with respect to such restricted stock units. Subject to the provisions of the Plan and the applicable award agreement, a participant may not sell, assign, transfer, pledge or otherwise encumber restricted stock units until the later of (1) the expiration of the Restriction Period and (2) the date any applicable Performance Goals are satisfied.

If a participant’s employment terminates for any reason either during the Restriction Period or before any applicable Performance Goals are satisfied, the participant will forfeit all units subject to the restriction. The Committee has the discretion to waive, in whole or in part, any of the remaining restrictions; however, in the case of a Qualified Performance-Based Award of restricted stock units granted to a Covered Employee, the Committee may not so waive such restrictions unless the applicable

Performance Goals are satisfied, unless the participant’s employment is terminated by reason of death or disability or by the Company without cause or by the participant for “good reason.”

The Committee at any time may accelerate or waive, in whole or in part, the time or conditions under which the forfeiture restrictions in the award agreement related to restricted stock units lapse; however, unless a Change in Control (as defined below) occurs, the Committee may not take such action with respect to a Qualified Performance-Based Award of restricted stock units granted to a Covered Employee unless the Performance Goals with respect to such restricted stock units have been satisfied. In addition, restrictions with respect to restricted stock units may be waived to the extent a participant’s employment agreement specifies, except that, in the case of a Qualified Performance-Based Award of restricted stock units granted to a Covered Employee, satisfaction of the applicable Performance Goals may not be waived pursuant to the participant’s employment agreement unless the employment agreement provides for such acceleration upon a change of control, death or disability or the termination of the participant’s employment by the Company without cause or by the participant for “good reason.”

Performance Units. Performance unit grants will be evidenced by an award agreement containing provisions consistent with the Plan and such other provisions as the Committee deems appropriate. The terms and conditions of each award agreement may differ. The Committee will determine and set forth in the award agreement evidencing each grant the terms and conditions of such grant, including (1) the date of grant, (2) the number of units to be subject to such award, (3) the period of consecutive fiscal years or portions thereof over which performance units are to be earned (the “Award Cycle”) and (4) any other matters consistent with the Plan that the Committee in its sole discretion determines.

At the expiration of the Award Cycle, the Committee will evaluate the Company’s performance in light of the Performance Goals for the award and will determine the number of performance units granted to the participant that have been earned. The Committee then will cause to be delivered to the participant either (1) a number of shares of Common Stock equal to the number of performance units determined by the Committee to have been earned or (2) cash equal to the fair market value on such expiration date of such number of shares of Common Stock.

The Committee may, prior to or at the time of grant, designate an award of performance units as a Qualified Performance-Based Award. If designated as a Qualified Performance-Based Award, the settlement of an award of performance units will be conditioned upon the satisfaction of Performance Goals, as described above. The settlement of an award of performance units not designated by the Committee as a Qualified Performance-Based Award also may be conditioned upon the satisfaction of Performance Goals. The Committee also may condition the settlement of an award of performance units upon the continued employment or service of the participant. Performance units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle.

If a participant’s employment terminates for any reason during the Award Cycle or before any applicable Performance Goals are satisfied, the participant will forfeit all rights to receive cash or Common Stock in settlement of the performance units. The Committee has the discretion to waive, in whole or in part, any of the remaining payment limitations; however, in the case of a Qualified Performance-Based Award of performance units granted to a Covered Employee, the Committee may not so waive such limitations unless the applicable Performance Goals are satisfied, unless the participant’s employment is terminated by reason of death or disability or by the Company without cause or by the participant for “good reason.”

In addition, payment limitations with respect to performance units may be waived to the extent a participant’s employment agreement specifies, except that, in the case of a Qualified Performance-Based Award of performance units granted to a Covered Employee, satisfaction of the applicable Performance Goals may not be waived pursuant to the participant’s employment agreement unless the employment agreement provides for the acceleration upon a change of control, death or disability or the termination of a participant’s employment by the Company without cause or by the participant for “good reason.”

Other Stock-Based Awards. Other awards of Common Stock and other awards that are valued in whole or in part based upon Common Stock, including but not limited to dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other awards under the Plan.
      Change in Control Provisions. The Committee, in its discretion, may determine that upon the occurrence of a Change in Control (as defined below) each award, other than a stock option outstanding under the Plan, will terminate within a specified number of days after notice to the participant, and such participant will receive, with respect to each share of Common Stock subject to such award, cash in an amount equal to the excess, if any, of the Change in Control Price (as defined below) over the exercise price or strike price. Further, if a Change in Control occurs, the Committee, in its discretion, but only if a participant’s award agreement or employment agreement, does not provide otherwise, will act to effect one or more of the following alternatives with respect to outstanding stock options, which may vary among individual participants and among stock options held by any individual participant: (1) determine a limited period of time for the exercise of such stock options in a manner determined by the Committee on or before a specified date (before or after such Change in Control) after which specified date all unexercised stock options and all rights of participants thereunder will terminate, (2) require the mandatory surrender to the Company by selected participants of some or all of the outstanding stock options held by such participants (irrespective of whether such stock options are then exercisable under the provisions of the Plan) as of a date (before or after such Change in Control) specified by the Committee, in which event the Committee will thereupon cancel such stock options and the Company will pay to each participant an amount of cash and other consideration, as the Committee in its sole discretion determines, where the total cash and other consideration paid or delivered per share is equal to the excess, if any, of the Change in Control Price of the shares subject to such stock option over the option price(s) under such stock options for such shares, (3) make such adjustments to stock options then outstanding as the Committee deems appropriate to reflect such Change in Control (although the Committee may determine in its sole discretion that no adjustment is necessary to stock options then outstanding) or (4) provide that thereafter, upon any exercise of a stock option theretofore granted, the participant will be entitled to purchase under such stock option, in lieu of the number of shares of Common Stock then covered by such stock option, the number and class of shares of stock or other securities or property (including, but not limited to, cash) to which the participant would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or other agreement governing such transaction if, immediately prior to such merger, consolidation or sale of assets or other transaction, the participant had been the holder of record of the number of shares of Common Stock then covered by such stock option.
      The Plan provides that a “Change in Control” is the occurrence of any of the following events: (1) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (a) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 60% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (b) the persons who were members of the Board immediately prior to such transaction or event do not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (2) the dissolution or liquidation of the Company, (3) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership of control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of, (a) if the Company has not engaged in a merger or consolidation, the Company, or (b) if the Company has engaged in a merger or consolidation, the resulting entity, or (4) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election cease to constitute a majority of the Board. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets means the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of the Common Stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity is such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “the Company” refers to the resulting entity and the term “Board” refers to the board of directors (or comparable governing body) of the resulting entity. To the extent that an award is subject to Section 409A of the Code, a Change in Control may occur only to the extent that the definition of Change in Control set forth above may be interpreted to be consistent with Section 409A(a)(2)(A)(v) of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
      For purposes of the Plan, “Change in Control Price” means (1) the price per share offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (2) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place or (3) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such stock options being surrendered are exercisable, as determined by the Committee as of the date the Committee determines to be the date of cancellation and surrender of such stock options. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the Board, in its sole discretion, will determine the value of such securities or other non-cash consideration.
      Effective Date, Term, Amendment, and Termination. The Plan will be effective upon shareholder approval thereof in accordance with all applicable laws, regulations and stock exchange rules and listing standards. The Plan will terminate on the tenth anniversary of the effective date of the Plan. Under the Plan, termination of the Plan will not affect or impair awards outstanding as of such date.
      The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation may be made that would impair the rights of a participant under any award granted under the Plan without the participant’s consent, except such amendment made to comply with applicable law (including Section 409A of the Code), stock exchange rules or accounting rules. No amendments may be made without the approval of the Company’s shareholders to the extent applicable law or stock exchange rules or Section 162(m) of the Code require such approval. The Committee may amend the terms of any stock option or other award granted, prospectively or retroactively, but no such amendment may impair the rights of any holder without the holder’s consent except an amendment made to cause the Plan or award to comply with applicable law (including Section 409A of the Code), stock exchange rules or accounting rules.
      As of the effective date of the Plan, no further awards may be granted under the W-H Energy Services, Inc. 1997 Stock Option Plan, as amended (the “1997 Plan”); however, all outstanding awards under the 1997 Plan will remain in effect in accordance with the terms of the 1997 Plan and the respective award agreements.
      Shares Subject to the Plan. An aggregate of 1,100,000 shares of Common Stock are being reserved for issuance under the Plan, subject to adjustments as described in the Plan. The number of shares of Common Stock reserved for issuance under the Plan will be reduced only by the number of shares of Common Stock delivered in payment or settlement of awards. Any shares of Common Stock issued in connection with restricted stock, restricted stock units, performance units or other stock-based awards will count against the limit described above as 1.7 shares of Common Stock for every one share of Common Stock issued. Shares of Common Stock issued in connection with any other type of award will be counted against the limit as one share of Common Stock for every one share of Common Stock issued; however, each stock appreciation right that is exercised and settled in shares of Common Stock will be counted against this limit as one share of Common Stock for each stock appreciation right that is exercised, regardless of the number of shares of Common Stock actually issued to settle each stock appreciation right. Notwithstanding anything in the Plan to the contrary, but subject to adjustment as provided in the Plan (1) no participant may be granted stock options or stock appreciation rights representing in excess of 1,100,000 shares of Common Stock in any calendar year, (2) no participant may be granted restricted stock, restricted stock units, performance units or other stock-based awards representing in excess of 650,000 shares of Common Stock in any calendar year and (3) the Company may issue only 1,100,000 shares of Common Stock upon the exercise of Incentive Stock Options. Shares subject to an award may be authorized and unissued shares or may be treasury shares. If (1) any award expires or is cancelled or terminated without the issuance of shares, (2) any award is settled in cash or other property rather than shares or (3) shares of Common Stock issued in connection with any award are forfeited, shares of Common Stock subject to the award will again be available for distribution in connection with awards under the Plan.
      In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, any reorganization or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments (1) in the aggregate number and kind of shares reserved for issuance under the Plan and the maximum limitation upon stock options and stock appreciation rights and other awards to be granted to any participant, (2) in the number, kind and option price and strike price of shares subject to outstanding stock options and stock appreciation rights, (3) in the number and kind of shares subject to other outstanding awards granted under the Plan and/or (4) such other equitable substitutions or adjustments as the Committee or Board may determine to be appropriate in its sole discretion.
      Unfunded Plan. Insofar as the Plan provides for awards in Common Stock or cash, it will be an unfunded plan without any obligation on the part of the Company to segregate assets relating to the Plan.
Federal Income Tax Consequences of the Plan
      Status of Options. The federal income tax consequences both to the participant and the Company of options granted under the Plan differ depending on whether an option is an Incentive Stock Option or a Non-Qualified Stock Option.

Nonqualified Stock Options. No federal income tax is imposed on the participant upon the grant of a Non-Qualified Stock Option. Generally, upon the exercise of a Non-Qualified Stock Option, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise, in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price paid for such shares. Upon a subsequent disposition of the shares received upon exercise of a Non-Qualified Stock Option, any difference between the amount realized on the disposition and the basis of the shares (the exercise price plus any ordinary income recognized upon exercise of the option) would be treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Upon a participant’s exercise of a Non-Qualified Stock Option, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the participant.

Incentive Stock Options. No federal income tax is imposed on the participant upon the grant or exercise of an Incentive Stock Option. The difference between the exercise price and the fair market value of the shares on the exercise date, however, will be included in the calculation of the participant’s alternative minimum tax liability, if any. If the participant does not dispose of shares acquired pursuant to the exercise of an Incentive Stock Option within two years from the date the option was granted or within one year after the shares were transferred to him, the difference between the amount realized upon a subsequent disposition of the shares and the exercise price of the shares would be treated as long-term capital gain or loss. In that event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If a participant disposes of shares acquired pursuant to his exercise of an Incentive Stock Option prior to the end of the two-year or one-year holding periods noted above, the disposition would be treated as a disqualifying disposition and the participant would be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or the amount realized on such sale, if less) over the exercise price. Any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on the holding period of the shares. In that event, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income recognized by the participant.
      Stock Appreciation Rights. There are no federal income tax consequences to either the participant or the Company upon the grant of a stock appreciation right or during the period that the unexercised right remains outstanding. Upon the exercise of a stock appreciation right, the amount received will be taxable to the participant as ordinary income, and the Company will be entitled to a corresponding deduction.
      Restricted Stock. No federal income tax is imposed on a participant at the time shares of restricted stock are granted, nor will the Company be entitled to a tax deduction at that time. Instead, when either the transfer restrictions or the forfeiture risk lapses, such as on the vesting date, the participant will recognize ordinary income in an amount equal to the fair market value of the shares of restricted stock over any amount paid for such shares. Notwithstanding the foregoing, unless restricted by the agreement relating to such grant, a participant receiving restricted stock can elect to include the excess of the fair market value of the restricted stock over any amount paid for such stock in income at the time of grant by making an appropriate election under Section 83(b) of the Code within 30 days after the restricted stock is issued to the participant. Subsequent appreciation in the fair market value of the stock will be taxed as capital gains when the participant disposes of the stock. However, if a participant files such an election and the restricted stock is subsequently forfeited, the participant is not allowed a tax deduction for the amount previously reported as ordinary income due to the election. At the time the participant recognizes ordinary income with respect to shares issued pursuant to a restricted stock award, the Company will be entitled to a corresponding deduction.
      Restricted Stock Units. Generally, a holder of a restricted stock unit will not recognize income when the award is granted, unless the restricted stock unit vests immediately and has no substantial restrictions or limitations. If the restricted stock unit vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when such award vests and any restrictions regarding forfeiture are removed. The Company generally will be allowed a deduction equal to the amount of ordinary income a participant must recognize.
      Performance Units. Generally, a holder of a performance unit will not recognize income when the award is granted, unless the performance unit vests immediately and has no substantial restrictions or limitations. If the performance unit vests only upon the satisfaction of certain performance criteria, a holder will recognize ordinary income only when such award vests and any restrictions regarding forfeiture are removed. The Company generally will be allowed a deduction equal to the amount of ordinary income a participant must recognize.
      Section 162(m) of the Code. Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any calendar year. Compensation that qualifies as “performance based compensation” (as defined in Section 162(m) of the Code) is excluded from the $1 million limitation, and therefore remains fully deductible by the Company. Assuming the Company’s shareholders approve the Plan, the Company believes that options granted with an exercise price at least equal to 100% of the fair market value of the underlying Common Stock at the date of grant will qualify as “performance based compensation,” although other awards under the Plan may not so qualify.
Recommendation of the Board
      THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE PROPOSED 2006 STOCK AWARDS PLAN.

PRINCIPAL SHAREHOLDERS
      The following table indicates the beneficial ownership, as of March 28, 2006, of the Company’s Common Stock by (i) each director and director nominee, (ii) each Named Officer disclosed under the “Summary Compensation Table,” (iii) each person known by the Company to own more than 5% of the outstanding shares of the Company’s Common Stock and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated below, all shares indicated as beneficially owned are held with sole voting and investment power.

	Shares	Percentage
	Beneficially	Beneficially
Name of Beneficial Owner	Owned	Owned

T. Rowe Price Associates, Inc.(1)	3,495,493	11.9%
c/o Price Associates
100 E. Pratt Street
Baltimore, Maryland 21202
Babson Capital Management LLC(2)	1,458,575	5.0
470 Atlantic Avenue
Boston, Massachusetts 02210
Kenneth T. White, Jr.(3)	1,220,586	4.1
Jeffrey L. Tepera(4)	152,500	*
William J. Thomas III(5)	177,296	*
Glen J. Ritter(6)	96,250	*
Stuart J. Ford(7)	16,250	*
James D. Lightner(8)	5,000	*
Christopher Mills(9)(10)	89,500	*
Robert H. Whilden, Jr.(10)	80,293	*
Milton L. Scott(10)	40,000	*
John R. Brock(11)	7,500	*
All directors and executive officers as a group (10 persons)	1,906,425	6.3

*	Represents less than 1% of the outstanding Common Stock.

(1)	This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 14, 2006. According to this Schedule 13G, T. Rowe Price Associates, Inc. (“Price Associates”) has sole voting power with respect to 911,000 shares of Common Stock and sole dispositive power with respect to 3,495,493 shares of Common Stock. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirement of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)	This information is based on the Schedule 13G filed with the SEC by the beneficial owner on February 7, 2006. According to this Schedule 13G, Babson Capital Management LLC has sole voting and dispositive power with respect to 1,458,575 shares of Common Stock.

(3)	Includes (a) 516,050 shares of Common Stock issuable upon the exercise of options exercisable within 60 days, (b) 25,000 shares of restricted Common Stock as to which the forfeiture restrictions have lapsed and (c) 50,000 shares of restricted Common Stock as to which the forfeiture restrictions will lapse in 25,000 share increments on May 12, 2006 and 2007, so long as Mr. White remains employed by the Company.

(4)	Includes 152,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(5)	Includes 21,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(6)	Includes 96,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(7)	Includes 16,250 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(8)	Includes 5,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(9)	Excludes 625,000 shares of Common Stock beneficially owned by North Atlantic Smaller Companies Investment Trust PLC of which Mr. Mills is an affiliate and 115,000 shares of Common Stock owned by other persons for which Mr. Mills serves as investment advisor with investment power, voting power or both with respect to the securities. For purposes of the reporting requirements of the Exchange Act, Mr. Mills could be deemed the beneficial owner of such securities; however, Mr. Mills disclaims any beneficial ownership of such securities.

(10)	Includes 40,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(11)	Includes 7,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.
EXECUTIVE OFFICERS OF THE COMPANY
      The names, ages and titles of the Company’s executive officers are listed below, along with a description of their business experience during the last five years. Information regarding Mr. White is set forth above under “Proposal One: Election of Directors — Information about Directors.”

Name	Age	Title

Kenneth T. White, Jr.	64	Chairman of the Board, President, Chief Executive Officer and Director
William J. Thomas III	53	Vice President
Glen J. Ritter	52	Vice President
Jeffrey L. Tepera	40	Vice President and Chief Financial Officer
Ernesto Bautista, III	34	Vice President and Corporate Controller
Stuart J. Ford	48	Vice President and Intellectual Property Counsel
      Mr. Thomas has served as the Company’s Vice President since May 2000, the President of PathFinder Energy Services, Inc. since June 1999 and the President of Thomas Energy Services, Inc. since June 1994. Mr. Thomas has over 25 years of experience in the oil and natural gas industry and has been employed by Thomas Energy Services since 1974.
      Mr. Ritter has served as the Company’s Vice President since April 2005, and the President of Coil Tubing Services, L.L.C. (“CTS”) since the acquisition by the Company of CTS in May 2001. Prior to that time, Mr. Ritter was a part owner in and President of CTS since its inception in 1997. Mr. Ritter has over 29 years of experience in the oil and natural gas industry.
      Mr. Tepera serves as the Company’s Vice President and Chief Financial Officer. From December 1997 until March 2000, when Mr. Tepera was appointed to his current positions with the Company, Mr. Tepera served as the Company’s Vice President and Treasurer. From 1989 to December 1997, Mr. Tepera was employed by Arthur Andersen LLP serving in various positions, most recently as a manager in the assurance practice, specializing in emerging, high growth companies.
      Mr. Bautista, a certified public accountant, has served as the Company’s Vice President and Corporate Controller since June 2000. From September 1994 to May 2000, Mr. Bautista served in various positions at Arthur Andersen LLP, most recently as a manager in the assurance practice, specializing in merging, high growth companies.
      Mr. Ford, a registered patent attorney, has served as the Company’s Vice President and Intellectual Property Counsel since February 2002. Mr. Ford was formerly a partner in the law firm of Vinson & Elkins L.L.P., where he practiced from August 1998 to February 2002 specializing in patent and other intellectual property matters.

EXECUTIVE COMPENSATION
Summary Compensation Table
      The following table shows the compensation of the Company’s chief executive officer and the Company’s next four most highly compensated executive officers for the last three fiscal years. The persons named in the table are referred to in this Proxy Statement as the “Named Officers.”

					Long-Term
					Compensation

						Number of
	Annual Compensation					Securities
					Restricted	Underlying
				Other Annual	Stock	Options	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)	Awards	Granted	Compensation(3)

Kenneth T. White, Jr.	2005	$450,000	$900,000	$15,281	—	75,000	$26,238
Chairman, President &	2004	400,000	680,000	14,765	75,000	—	29,308
Chief Executive Officer	2003	400,000	300,000	10,400	—	—	26,088
William J. Thomas III	2005	340,000	340,000	18,000	—	25,000	6,300
Vice President	2004	300,000	255,000	15,196	—	30,000	7,131
	2003	300,000	150,000	10,400	—	30,000	6,150
Glen J. Ritter(4)	2005	340,000	340,000	18,000	—	25,000	6,300
Vice President
Jeffrey L. Tepera	2005	260,000	260,000	14,243	—	50,000	6,300
Vice President and	2004	220,000	187,000	13,972	—	40,000	7,005
Chief Financial Officer	2003	180,000	90,000	10,400	—	40,000	6,150
Stuart J. Ford	2005	230,000	230,000	18,000	—	25,000	6,300
Vice President and	2004	205,000	174,250	18,000	—	—	5,057
Intellectual Property Counsel	2003	175,000	87,500	10,400	—	—	5,250

(1)	Represents bonuses earned for the respective year that were paid subsequent to year end.

(2)	Consists of vehicle allowances and allowances for personal use of Company vehicles.

(3)	Consists of contractual and discretionary contributions by the Company to the Named Officers’ 401(k) plan accounts. Also includes, in the case of Mr. White, premium payments on a policy of life insurance made by the Company on behalf of Mr. White.

(4)	Mr. Ritter became a Vice President of the Company in April 2005.
Executive Employment Agreements
      Mr. White serves as the Company’s Chairman, President and Chief Executive Officer under an employment agreement with an initial term that ends on September 30, 2006. Mr. White’s employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. White or the Company at least 90 days prior to the date of such extension. Mr. White’s employment agreement provides for an annual base salary plus an automobile or automobile allowance, premium payments on a life insurance policy and other benefits which are available to other executive employees of the Company. Mr. White is also entitled to receive incentive compensation up to a maximum of 200% of his annual base salary each year as determined by the Board. Under the agreement, the Company’s Compensation Committee annually reviews Mr. White’s base salary for possible increases. For fiscal year 2006, the Board has approved an annual base salary of $475,000 for Mr. White.
      If Mr. White’s employment is terminated because the Company has provided notice of termination prior to a one year extension or is terminated by the Company without cause, Mr. White is entitled to receive the following “Termination Benefits”: (a) a lump sum cash payment equal to 250% of the sum of (i) his annual base salary and (ii) the highest annual incentive compensation payment paid to Mr. White during the three years prior to date of termination; (b) full vesting of all outstanding stock options, restricted awards and other equity-based awards, which will become immediately exercisable; (c) a consulting arrangement with a term of five years from the date of termination for consideration of $25,000 per year; and (d) continuation of health, medical and life insurance coverage provided by the Company for a period of five years from the date of termination. Mr. White also is entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. White’s employment agreement. Mr. White has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.
      On March 29, 1999, prior to the Company’s initial public offering, Mr. White was granted an option to purchase 900,900 shares of Common Stock at a purchase price of $4.55 per share. As of the date hereof, the remaining unexercised option to purchase 497,300 shares of Common Stock has vested. This option is exercisable by Mr. White at any time until March 29, 2009 and is not transferable. Upon Mr. White’s death or disability, or the termination of his employment for any reason, Mr. White or his estate, as the case may be, may exercise this option at any time within three months from the date of such termination, death or disability.
      On May 12, 2004, the Company’s shareholders approved the grant of 75,000 shares of restricted stock to Mr. White. Mr. White’s restricted shares are subject to forfeiture restrictions pursuant to which he is prohibited from transferring such shares and pursuant to which he will be obligated to forfeit and surrender the shares back to the Company if he terminates his employment with the Company while the forfeiture restrictions are still effective. The forfeiture restrictions terminated as to 25,000 of such shares in May 2005. The forfeiture restrictions will terminate as to the remaining shares in increments of 25,000 shares on the anniversary of such issuance in each of 2006 and 2007, so long as Mr. White remains employed by the Company. The forfeiture restrictions also will terminate to the extent still in effect (1) if Mr. White’s employment with the Company is terminated because of death or disability, (2) if such employment is terminated by the Company without cause, (3) if such employment is terminated by Mr. White with cause or (4) upon a change of control of the Company. While the forfeiture restrictions are applicable to the restricted shares, Mr. White will be entitled to vote the restricted shares and receive dividends declared thereon, if any.
      Mr. Thomas serves as the Company’s Vice President under an employment agreement with an initial term that ends on December 31, 2006. Mr. Thomas’s employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. Thomas or the Company at least 90 days prior to the date of such extension. Mr. Thomas’s employment agreement provides for an annual salary plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Thomas is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company’s Compensation Committee annually reviews Mr. Thomas’s base salary for possible increases. For fiscal year 2006, the Board has approved an annual base salary of $360,000 for Mr. Thomas.
      If Mr. Thomas’s employment is terminated because the Company has provided notice of termination prior to a one year extension or is terminated by the Company without cause, Mr. Thomas is entitled to receive the following “Termination Benefits”: (a) a lump sum cash payment equal to 200% of the sum of (i) his annual base salary and (ii) the highest annual incentive compensation payment paid to Mr. Thomas during the three years prior to date of termination; and (b) full vesting of all outstanding stock options, restricted awards and other equity-based awards, which will become immediately exercisable. Mr. Thomas is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Thomas’s employment agreement. Mr. Thomas has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.
      Mr. Ritter serves as the Company’s Vice President under an employment agreement with an initial term that ends on December 31, 2007. Mr. Ritter’s employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. Ritter or the Company at least 90 days prior to the date of such extension. Mr. Ritter’s employment agreement provides for an annual salary plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Ritter is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company’s Compensation Committee annually reviews Mr. Ritter’s base salary for possible increases. For fiscal year 2006, the Board has approved an annual base salary of $360,000 for Mr. Ritter.
      If Mr. Ritter’s employment is terminated because the Company has provided notice of termination prior to a one-year extension or is terminated by the Company without cause, Mr. Ritter is entitled to receive the following “Termination Benefits”: (a) a lump sum cash payment equal to 200% of the sum of (i) his annual base salary and (ii) the highest annual incentive compensation payment paid to Mr. Ritter during the three years prior to date of termination and (b) full vesting of all outstanding stock options, restricted awards and other equity-based awards, which will become immediately exercisable. Mr. Ritter also is entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Ritter’s employment agreement. Mr. Ritter has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.
      Mr. Tepera serves as the Company’s Vice President and Chief Financial Officer under an employment agreement with an initial term that ends on December 31, 2006. Mr. Tepera’s employment agreement will be automatically extended for additional one-year periods following that date unless terminated by Mr. Tepera or the Company at least 90 days prior to the date of such extension. Mr. Tepera’s employment agreement provides for an annual salary plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Tepera is also entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company’s Compensation Committee annually reviews Mr. Tepera’s base salary for possible increases. For fiscal year 2006, the Board has approved an annual base salary of $300,000 for Mr. Tepera.
      If Mr. Tepera’s employment is terminated because the Company has provided notice of termination prior to a one-year extension or is terminated by the Company without cause, Mr. Tepera is entitled to receive the following “Termination Benefits”: (a) a lump sum cash payment equal to 200% of the sum of (i) his annual base salary and (ii) the highest annual incentive compensation payment paid to Mr. Tepera during the three years prior to date of termination and (b) full vesting of all outstanding stock options, restricted awards and other equity-based awards, which will become immediately exercisable. Mr. Tepera also is entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Tepera’s employment agreement. Mr. Tepera has agreed during the term of the agreement, and for a period of two years after any voluntary termination, not to engage directly or indirectly in, render advice or services to, be employed by, or hold an ownership interest in, any type of business in which the Company or any of its subsidiaries are actively engaged in the states of Texas or Louisiana.
      Mr. Ford serves as the Company’s Vice President and Intellectual Property Counsel under an employment agreement that terminates on February 27, 2010. Mr. Ford’s employment agreement provides for an annual salary plus an automobile or automobile allowance and other benefits which are available to other executive employees of the Company. Mr. Ford also is entitled to incentive compensation up to a maximum of 100% of his annual base salary each year, as determined by the Board. Under the agreement, the Company’s Compensation Committee annually reviews Mr. Ford’s base salary for possible increases. For fiscal year 2006, the Board has approved an annual base salary of $250,000 for Mr. Ford.
      If Mr. Ford’s employment is terminated by the Company without cause, Mr. Ford is entitled to receive the following “Termination Benefits”: (a) a lump sum cash payment equal to 200% of the sum of (i) his annual base salary and (ii) the highest annual incentive compensation payment paid to Mr. Ford during the three years prior to date of termination and (b) full vesting of all outstanding stock options, restricted awards and other equity-based awards, which will become immediately exercisable. Mr. Ford is also entitled to receive Termination Benefits if he terminates his employment with cause, or if such termination occurs within 180 days after a change in control, as defined in Mr. Ford’s employment agreement. Mr. Ford’s employment agreement does not prevent or restrain him from practicing law upon termination of the agreement for any reason. However, the agreement obligates Mr. Ford, for the term of employment and thereafter, to avoid conflicts of interest and to uphold Company privilege and confidentiality according to the obligations and duties to the Company placed on him by law.
2005 Stock Option Grants
      The following table contains information concerning the grants of options to the Named Officers during fiscal year 2005.

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options	Employees	Price per	Expiration
Name	Granted	in 2005	Share(1)	Date	5%	10%

Kenneth T. White, Jr.	75,000	16.9%	$22.95	5/11/2015	$1,082,485	$2,743,229
William J. Thomas III	25,000	5.6%	$22.95	5/11/2015	360,828	914,410
Glen J. Ritter	25,000	5.6%	$22.95	5/11/2015	360,828	914,410
Jeffrey L. Tepera	50,000	11.3%	$22.95	5/11/2015	721,657	1,828,819
Stuart J. Ford	25,000	5.6%	$22.95	5/11/2015	360,828	914,410

(1)	The options were granted at or above the fair market value of the Common Stock on the date of grant. Such options vest ratably over a four-year period, commencing on the grant date, in 25% increments after each year of service has been completed and expire ten years following the date of grant. The options terminate if the optionee is no longer employed by the Company, but any vested options may be exercised during the three-month period after the optionee’s employment has terminated.

(2)	In accordance with the rules of the SEC, shown are the gains or “option spreads” that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. These assumed annual compound rates of stock price appreciation are mandated by the rules of the SEC and do not represent the Company’s estimate or projection of its future Common Stock prices.
Aggregate Option Values at Fiscal Year End
      The following table sets forth the number and value of all unexercised options held by the Named Officers as of December 31, 2005. The value of “in-the-money” options refers to options having an exercise price which is less than the market price of the Company’s Common Stock on December 31, 2005. Messrs. White, Tepera, and Thomas exercised 120,000, 33,000, and 133,000 options, respectively, and sold the shares received upon exercise during fiscal year 2005. None of the other Named Officers exercised any stock options during fiscal year 2005.

			Number of Shares of
			Common Stock		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options Held at		Options Held at
	Shares		December 31, 2005		December 31, 2005
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kenneth T. White, Jr.	120,000	$3,390,545	620,000	75,000	$17,688,600	$759,750
William J. Thomas III	133,000	$2,469,996	22,500	62,500	350,100	870,350
Glen J. Ritter	—	—	85,000	35,000	915,200	403,450
Jeffrey L. Tepera	33,000	$956,842	130,000	100,000	1,935,800	1,329,300
Stuart J. Ford	—	—	30,000	35,000	476,700	412,150
      Since December 31, 2005, the Named Officers in the table below exercised additional stock options. The number of shares acquired upon exercise, the value received upon sale of the shares received upon exercise and the number of shares of Common Stock underlying unexercised options as of March 31, 2006 for such Named Officers are shown in the table below:

			Number of Shares of
			Common Stock
			Underlying Unexercised
			Options Held at
	Shares		March 31, 2006
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable

Kenneth T. White, Jr.	122,700	$4,494,756	497,300	75,000
William J. Thomas III	15,000	$402,492	15,000	55,000
Stuart J. Ford	30,000	$846,922	10,000	25,000
Equity Compensation Plans
      The tables below provide information relating to the Company’s equity compensation plans as of December 31, 2005 and March 28, 2006:

	December 31, 2005

			Number of Securities
			Remaining Available for
	Number of Securities	Weighted-average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Compensation Plans
	Exercise of Outstanding	Outstanding	(Excluding Securities
Plan Category	Options	Options	Reflected in First Column)

Equity compensation plans approved by security holders(1)(2)	2,547,666	$18.88	754,946
Equity compensation plans not approved by security holders(3)	620,000	$4.55	—

Total	3,167,666	$16.07	754,946

	March 28, 2006

				Number of Securities
				Remaining Available for
	Number of Securities	Weighted-average	Weighted-average	Future Issuance Under
	to be Issued Upon	Exercise Price of	Remaining Term	Compensation Plans
	Exercise of Outstanding	Outstanding	of Outstanding	(Excluding Securities
Plan Category	Options	Options	Options	Reflected in First Column)

Equity compensation plans approved by security holders(1)(2)	2,091,392	$19.02	6.9	756,946
Equity compensation plans not approved by security holders(3)	497,300	$4.55	3.0	—

Total	2,588,692	$16.24	6.2	756,946

(1)	The number of securities remaining available for future issuance reflects shares approved for issuance under the Company’s 1997 Stock Option Plan (the “1997 Plan”). If the Company’s shareholders approve the Company’s 2006 Stock Awards Plan (the “2006 Plan”) described herein under “Proposal Two: Approval of the Company’s Proposed 2006 Stock Awards Plan,” the Company will be prohibited by the terms of the 2006 Plan from issuing any further awards under the 1997 Plan. For a discussion of the number of shares issuable under the 2006 Plan, please read “Proposal Two: Approval of the Company’s Proposed 2006 Stock Awards Plan — Shares Subject to Plan” herein.

(2)	Excludes 75,000 shares of restricted stock owned by Mr. White. The forfeiture restrictions have not lapsed with respect to 50,000 of such shares. Additional information regarding Mr. White’s restricted stock is set forth above under “Executive Compensation — Executive Employment Agreements.”

(3)	On March 29, 1999, prior to its initial public offering, the Company granted to Mr. White an option to purchase 900,900 shares of Common Stock at a purchase price of $4.55 per share. The issuance of this option was approved by the Board but was not submitted to the shareholders for their approval. This option, which is fully vested, is exercisable by Mr. White at any time until March 29, 2009. Upon Mr. White’s death or disability, or the termination of his employment for any reason, this option will terminate and expire; however, Mr. White (or his estate or the person who acquires this option by will or the laws of descent or distribution or otherwise by the reason of Mr. White’s death) may exercise this option for a period of three months following any such event.
COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee of the Board, which currently consists of two independent, non-management directors, Messrs. Whilden and Scott, provides overall guidance to the Company’s executive compensation programs and administers the Company’s two stock option plans.
      The Compensation Committee also makes recommendations to the Board regarding the compensation of the Chief Executive Officer. The Chief Executive Officer does not participate in discussions about his compensation matters or in the making of recommendations by the Compensation Committee of his compensation. The Board must approve all compensation actions regarding the Chief Executive Officer. The Board approved all transactions which were recommended by the Compensation Committee related to the compensation of the Chief Executive Officer for the 2005 fiscal year.
      The Company’s executive compensation policy seeks to ensure that the base and cash bonus compensation of the Company’s executive officers and other key employees is competitive with other similar-sized companies in the oilfield services industry while, within the Company, being fair and discriminating on the basis of individual performance. Annual awards of stock options or restricted stock are intended to retain executives and key employees and to motivate them to improve long-term performance of the Company’s Common Stock.

Base Salary
      In establishing base cash compensation for its executives, the Company targets the median cash compensation of its competitors for their executives having similar responsibilities. Base salaries have historically been set at or below the median, so that bonuses, which are primarily determined by individual performance, will constitute a larger portion of cash compensation. Executive base salaries are reviewed annually considering the Chief Executive Officer’s recommendation for executives other than himself, each executive’s performance, the competitiveness of the executive’s base salary compared to the external market, the Company’s financial results and overall industry conditions.
Cash Incentive Bonuses
      The Compensation Committee administers the Company’s cash incentive bonuses paid to executive officers, other than the Chief Executive Officer, based upon the Company’s performance during each calendar year. The Board administers cash incentive bonuses paid to the Chief Executive Officer. Target bonuses are determined considering the Chief Executive Officer’s recommendation for executive officers other than himself. In its discretion, the Compensation Committee may determine to award either more or less than the amount originally targeted at the beginning of the year for any employee.
Stock Options
      The Compensation Committee believes that stock options motivate and reward the creation of long-term shareholder value. The Compensation Committee has established a policy of awarding stock options each year based on competitive practices, the continuing financial progress of the Company and individual performance. All stock option awards are made with option exercise prices equal to the fair market value of the underlying stock at the time of grant. Holders of stock option awards benefit only when and to the extent that the stock price of the Company increases after the option grant. In 2005, the Compensation Committee approved annual stock option grants to six executive officers and other key employees, as recommended by the Chief Executive Officer. Option awards were made to 34 employees and executive officers and covered approximately 443,500 shares of underlying Common Stock. The Compensation Committee considered the performance of each individual executive officer and key employee in allocating 2005 stock option grants.
Compensation of the Chief Executive Officer
      The primary components of the Chief Executive Officer’s compensation for 2005 included a base salary, cash incentive bonus, and stock option grant, as outlined below:

Component	Amount Earned/Granted	Description

Base Salary	2005: $450,000 2006: $475,000	The Compensation Committee considered the factors described above and determined that the increase in Mr. White’s base salary is fair and reasonable based upon the competitive market in which the Company conducts its business and Mr. White’s overall contribution to the Company’s successes.
Annual Incentive	Maximum potential: $900,000 Actual earned: $900,000	The Compensation Committee considered the factors described above and the goals established by the Board for Mr. White and determined that Mr. White has met or exceeded such goals.

Component	Amount Earned/Granted	Description

Stock Options	Number granted: 75,000 Exercise price per share: $22.95 Vesting: ratably over a 4-year period	The Compensation Committee believes that stock options are important in motivating and rewarding the creation of long-term shareholder value. The Compensation Committee has determined that this award is fair and reasonable in light of the Company’s performance and in order to remain competitive and to continue the financial progress of the Company.
Executive Perquisites	$15,281	Includes personal use of Company vehicles, which is a perquisite commonly provided in the Company’s industry.
Other Payments	$26,238	Includes the Company’s contractual and discretionary contributions to Mr. White’s 401(k) plan account and premium payments on a life insurance policy made by the Company on behalf of Mr. White.
Severance Associated with Termination (with cause, without cause, or due to change in control)	—	See discussion of Mr. White’s Termination Benefits under “Executive Compensation — Executive Employment Agreements”
      Mr. White’s bonus of $900,000 for 2005 was paid subsequent to year end. Mr. White’s salary and bonus were established pursuant to his employment agreement by considering various factors, including his expertise and performance.
      The Compensation Committee and the Board believe that the total compensation package provided to Mr. White is fair and reasonable based on the competitive market in which the Company conducts its business and his overall contribution to the Company’s success.
Policy Regarding Section 162(m) of the Internal Revenue Code
      For compensation in excess of $1 million, Section 162(m) of the Code generally limits the ability of the Company to take a federal income tax deduction for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer, except for qualified performance-based compensation. Pursuant to an amendment to the Company’s 1997 Stock Option Plan that was adopted by the Board in March 2001 and approved by the Company’s shareholders in June 2001, options granted by the Company have been structured to qualify as performance-based and thus would not be subject to this deduction limitation. While the Compensation Committee will seek to utilize deductible forms of compensation to the extent practicable, it does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes. Although none of the executive officers of the Company reached the deduction limitation in 2005, the Compensation Committee plans to continue to evaluate the Company’s salary, bonus and stock option programs to determine the advisability of future compliance with Section 162(m).

The Compensation Committee

Robert H. Whilden, Jr., Chairman
Milton L. Scott
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board (the “Audit Committee”) consists of three members of the Company’s Board, Messrs. Scott, Brock and Lightner, each of whom is independent as defined in the NYSE’s listing standards. The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter, which is available on the Company’s website at http://whes.com. The Audit Committee has (1) reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2005 with the Company’s management, (2) discussed with Grant Thornton LLP (“Grant”), the Company’s independent registered public accounting firm for fiscal year 2005, the matters required to be discussed by Statement on Auditing Standards No. 61 and Statement on Auditing Standards No. 90 and (3) received and discussed the written disclosures and the letter from Grant required by Independence Standards Board Statement No. 1 and has discussed with Grant their independence from the Company. Based on such review and discussions with management and Grant, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

The Audit Committee

Milton L. Scott, Chairman
John R. Brock
James D. Lightner
Audit and Non-Audit Services Pre-Approval Policy
      The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy, which is available on the Company’s website at http://www.whes.com. The purpose of the policy is to establish policies and procedures to pre-approve audit and non-audit related services performed by the Company’s independent registered public accounting firm to ensure that they do not impair such firm’s independence from the Company. The Audit Committee may delegate pre-approval authority to one or more of its members, but it may not delegate to Company management its responsibilities to pre-approve services performed by the Company’s independent registered public accounting firm. All services provided by Grant during 2005 were within the pre-approval policy and authorization. The Audit Committee regularly reviews audit related and tax services provided by Grant and the associated fees and considers whether the provision of such services is compatible with maintaining the independence of Grant. See the report of the Audit Committee above. All of the fees described below were pre-approved by the Audit Committee.
Audit, Audit-Related, Tax and Other Fees
      The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP (“PwC”) and Grant to the Company for the last two fiscal years for (1) the audit of its annual financial statements and review of financial statements included in the Company’s Quarterly Reports on Form 10-Q (“Audit Fees”), (2) assurance and related services provided that are reasonably related to the audit (“Audit-Related Fees”),

(3) tax compliance, advice, and planning (“Tax Fees”) and (4) other products or services provided (“All Other Fees”):

	2005	2004
	(Grant)	(PwC)

Audit Fees	$548,769	$707,271
Audit-Related Fees	—	—
Tax Fees(1)	148,158	—
All Other Fees	—	—

Total	$696,927	$707,271

(1)	Tax Fees consist primarily of property and state tax consultation.
Financial Information Systems Design and Implementation
      Grant did not perform financial information system design or implementation services for the Company as specified in Rule 2-01 of Regulation S-X for the year ended December 31, 2005.
Selection of Independent Accountants
      Grant served as the Company’s independent registered public accounting firm for fiscal 2005. The Audit Committee is scheduled to conduct an annual performance review of Grant and, following this review, will appoint the independent registered public accounting firm for fiscal year 2006. A representative of Grant is expected to be present at the Annual Meeting, will be offered the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
      The Audit Committee of the Board annually considers the selection of the Company’s independent public accountants. Effective April 8, 2005, following the Audit Committee’s determination, PwC was terminated as the Company’s independent public accountant and Grant was appointed to serve as the Company’s independent public accountant for 2005.
      PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.
      During the Company’s fiscal years ended December 31, 2003 and 2004 and through the date of PwC’s termination, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PwC’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years. There were no reportable events of the kind listed in Item 304(a)(1)(v) of Regulation S-K.
      The Company provided PwC with a copy of the foregoing disclosure and requested PwC to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements by the Company in the foregoing disclosure and, if not, stating the respects in which it does not agree. PwC’s letter, which stated that it was in agreement with the preceding disclosure, was filed as Exhibit 16 to the Company’s Current Report on Form 8-K dated April 13, 2005.
      During the fiscal years ended December 31, 2003 and 2004 and through April 13, 2005, the Company did not consult Grant with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The following is a discussion of transactions between the Company and its executive officers, directors and shareholders owning more than five percent of the Company’s Common Stock. The Company believes that the terms of each of these transactions were at least as favorable as could have been obtained in similar transactions with unaffiliated third parties.
      The Company is party to indemnification agreements with its directors and executive officers containing provisions requiring it to, among other things, indemnify them against liabilities that may arise by reason of their service to the Company, other than liabilities arising from willful misconduct of a culpable nature, and to advance expenses they incur as a result of any proceeding against them as to which they could be indemnified.
      One of the Company’s subsidiaries, Thomas Energy Services, Inc. (“TES”), leases a facility in New Iberia, Louisiana from Mr. Thomas, a Company Vice President. In 2005, TES paid Mr. Thomas approximately $108,000 under this lease.
      One of the Company’s subsidiaries, Coil Tubing Services, L.L.C. (“CTS”), leases a facility in Broussard, Louisiana from a partnership of which Mr. Ritter, a Company Vice President, is a partner. In 2005, CTS paid the partnership approximately $312,000 under this lease.
      Kenneth T. White, Jr., the Company’s Chairman, President and Chief Executive Officer, is the owner of Penny-Farthing Press Inc., a publishing company, which occasionally performs graphic design and other services for the Company and several of its subsidiaries. In 2005, the Company made no payments to Penny-Farthing Press. During that same period Penny-Farthing Press made payments to the Company of approximately $38,000 primarily for rental of office space.

PERFORMANCE GRAPH
      The graph below compares the total shareholder return on the Company’s Common Stock from December 31, 2000, to December 31, 2005, with the total return on the S&P 500 Index, the S&P 500 Oil & Gas (Equipment and Services) Index and the Dow Jones U.S. Oil Equipment & Services Index for the same period. The information in the graph is based on the assumption of (1) a $100 investment on December 31, 2000 at closing prices on December 31, 2000 and (2) reinvestment of all dividends.
COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
Among W-H Energy Services, Inc., the S&P 500 Index,
the S&P Oil & Gas Equipment & Services Index
and the Dow Jones U.S. Oil Equipment & Services Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

W-H Energy Services, Inc.	$100.00	$96.76	$74.11	$82.29	$113.57	$168.03

S&P 500	100.00	88.11	68.64	88.33	97.94	102.75

S&P Oil & Gas (Equipment & Services)	100.00	66.56	58.92	73.49	96.91	143.98

Dow Jones U.S. Oil Equipment & Services	100.00	68.89	63.42	72.74	98.48	149.45

*	$100 invested on 12/31/00 in stock or in index — including reinvestment of dividends. Fiscal years ended December 31.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      The Company’s executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. The Company believes that all reports for its executive officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed.

OTHER MATTERS
Quorum and Voting of Proxies
      The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Shareholders voting, or abstaining from voting, by proxy on any issue will be counted as present for purposes of constituting a quorum. If a quorum is present, the election of directors is determined by a plurality vote of the shares present at the Annual Meeting. Any other matter presented at the Annual Meeting will be decided by a vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present at the meeting, unless the Articles of Incorporation or Bylaws of the Company, or any express provision of law, require a different vote. If brokers do not receive instructions from beneficial owners as to the granting or withholding of proxies and may not or do not exercise discretionary power to grant a proxy with respect to such shares (a “broker non-vote”), shares not voted as a result will be counted as not present and not cast with respect to any proposal. All proxies received by the Company in the form enclosed will be voted as specified and, in the absence of instructions to the contrary, will be voted for the election of the director nominees named herein, for the approval of the Company’s 2006 Stock Awards Plan and, in the proxy holder’s discretion, for all other matters that come before the Annual Meeting. The Company does not know of any matters to be presented at the Annual Meeting other than those described herein. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by them in accordance with their best judgment.
Shareholder Nominations and Proposals
      To permit the Company and its shareholders to deal with shareholder proposals in an informed and orderly manner, the Company’s Bylaws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board) of candidates for election to the Board and with regard to certain matters to be brought before an annual meeting of shareholders. In general, the Company’s Bylaws provide that written notice must be received by the Secretary of the Company not less than 20 days nor more than 60 days prior to the meeting and must contain certain specified information concerning the person to be nominated or the matters to be brought before the meeting as well as the shareholder submitting the proposal. However, if the Company’s shareholders receive less than 30 days notice of an annual meeting, written notice of shareholder proposals must be received no later than 10 days after public disclosure of the date of such meeting. If the Company does not receive notice of a shareholder proposal within the above time periods, it will be considered “untimely” and we may properly use our discretionary authority to exclude or vote for or against the proposal. A copy of the applicable Bylaw provisions may be obtained, without charge, upon written request to the Secretary of the Company at the address set forth on page 1 of this Proxy Statement.
      Proposals of shareholders, including nominations of directors by shareholders, intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company by December 11, 2006 to be properly brought before the 2007 Annual Meeting of Shareholders and to be considered for inclusion in the Proxy Statement and form of proxy related to that meeting. Such proposals should be mailed to the Secretary, W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, Texas 77042.
Annual Report on Form 10-K
      The Company will provide without charge on the written request of any person solicited hereby a copy of the Company’s Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2005. Written requests should be mailed to the Secretary, W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, Texas 77042.

Incorporation By Reference
      To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this Proxy Statement entitled “Compensation Committee’s Report on Executive Compensation,” “Audit Committee Report” and “Performance Graph,” as well as any appendices to this Proxy Statement, will not, to the fullest extent permitted by the rules of the SEC, be deemed incorporated therein unless specifically otherwise stated in such filing. Information contained on or made available through the Company’s website is not incorporated by reference into, and should not be considered a part of, this Proxy Statement or any other filing made by the Company with the SEC.

By Order of the Board of Directors

/s/ Catherine N. Crabtree

Catherine N. Crabtree
Secretary
Houston, Texas
April 4, 2006

APPENDIX A
W-H ENERGY SERVICES, INC.
2006 STOCK AWARDS PLAN
Section 1.     Purpose; Definitions
      The purpose of this Plan is to provide the Company with a competitive advantage in attracting, retaining and motivating directors, officers, employees, and consultants by allowing the Company and its Subsidiaries and Affiliates to provide to such persons incentives that are directly related to increases in Company shareholder value.
      Certain terms used herein have definitions given to them in the first place in which they are used. In addition, for purposes of this Plan, the following terms are defined as set forth below:

(a) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(b) “Award” means an award hereunder to a Participant of a Stock Option, a Stock Appreciation Right, Restricted Stock, a Restricted Stock Unit, a Performance Unit, or other stock-based award granted pursuant to the terms of this Plan.

(c) “Award Agreement” means any written agreement, contract or other instrument or document evidencing the grant of an Award.

(d) “Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Committee over which Performance Units are to be earned.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” means, unless otherwise provided by the Committee in an Award Agreement, (i) “Cause” as defined in any Individual Agreement to which the Participant and the Company or a Subsidiary or Affiliate thereof is a party, or (ii) if there is no such Individual Agreement or if such agreement does not define Cause: (A) conviction of the Participant for committing a felony under federal law or the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the Participant’s employment duties, (C) willful and deliberate failure on the part of the Participant to perform his or her employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee. The Committee shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final; provided, however, that Section 12 shall have no application following a Change in Control with respect to Awards that are outstanding immediately prior to a Change in Control.

(g) “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 11(b) and (c), respectively.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Commission” means the Securities and Exchange Commission or any successor agency.

(j) “Committee” shall have the meaning set forth in Section 2(a).

(k) “Common Stock” means common stock, par value $0.0001 per share, of the Company.

(l) “Company” means W-H Energy Services, Inc., a Texas corporation.

(m) “Covered Employee” means a Participant designated prior to the grant of Restricted Stock, Restricted Stock Units or Performance Units by the Committee who is or may be a “covered employee”

within the meaning of Section 162(m)(3) of the Code in the year in which Restricted Stock, Restricted Stock Units or Performance Units are expected to be taxable to such Participant.

(n) “Disability” means, unless otherwise provided by the Committee in an Award Agreement, (i) “Disability,” or any derivative word thereof, as defined in any Individual Agreement to which the Participant and the Company or a Subsidiary or Affiliate thereof is a party or (ii) if there is no such Individual Agreement or if such agreement does not define Disability, a disability to the extent a Participant is permanently disabled by bodily injury or disease from performing the normal duties of his or her position, as determined by the Committee in its sole discretion. Notwithstanding anything to the contrary, only to the extent that an Award is subject to Section 409A of the Code, the definition of “Disability” shall have the meaning set forth in Section 409A(a)(2)(C) of the Code.

(o) “Good Reason” means “Good Reason” as defined or set forth in any Individual Agreement to which the Participant and the Company or a Subsidiary or Affiliate thereof is a party.

(p) “Effective Date” shall have the meaning set forth in Section 16.

(q) “Eligible Individuals” mean directors, officers, employees and consultants of the Company or any of its Subsidiaries or Affiliates, and prospective directors, officers, employees and consultants who have accepted offers of positions, employment or consultancy from the Company or its Subsidiaries or Affiliates, who are or will be responsible for or contribute to the management, growth or profitability of the business of the Company, and/or its Subsidiaries or Affiliates.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(s) “Fair Market Value” means, except as otherwise provided by the Committee, as of any given date, the closing price on such date of a share of Common Stock on the NYSE or such other national securities market or exchange as may at the time be the principal market for the Common Stock, or if the shares were not traded on such national securities market or exchange on such date, then on the next preceding date on which such shares of Common Stock were traded, all as reported by such source as the Committee may select.

(t) “Family Member” has the meaning given to such term in General Instruction A.1(a)(5) to Form S-8 promulgated under the Securities Act of 1933, as amended or any successor form thereto, unless otherwise defined by the Committee.

(u) “Incentive Stock Option” means any Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Section 422 of the Code.

(v) “Individual Agreement” means an employment, consulting or similar written agreement between a Participant and the Company or one of its Subsidiaries or Affiliates.

(w) “NYSE” means the New York Stock Exchange.

(x) “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(y) “Option Price” shall have the meaning set forth in Section 5(d)(i).

(z) “Outside Director” means a director who meets the applicable independence requirements of the NYSE and who qualifies as an “outside director” within the meaning of Section 162(m) of the Code and as a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act.

(aa) “Participant” means an Eligible Individual to whom an Award has been made.

(bb) “Performance Goals” means the performance goals established by the Committee in connection with the grant of Restricted Stock, Restricted Stock Units or Performance Units. In the case of Qualified Performance-Based Awards, (i) such goals shall be based on the attainment of specified levels of one or more of the following measures with respect to the Company or a Subsidiary, Affiliate, business unit, division or department thereof for or within which the Participant performs services: stock price, market share, sales, asset quality, non-performing assets, earnings per share, return on equity, costs, operating income, marketing-spending efficiency, return on operating assets, return on assets, revenue, EBITDA, EBITDA margin, operating income margin, capital expenditures and/or levels of cost savings and (ii) such Performance Goals shall be set by the Committee within the time period prescribed by Section 162(m) of the Code and related regulations. Such Performance Goals also may be based upon specified levels of Company (including a business unit of the Company) or individual performance under one or more of the measures described above relative to the performance of persons or entities other than those described above.

(cc) “Performance Units” means an Award granted under Section 9.

(dd) “Plan” means the W-H Energy Services, Inc. 2006 Stock Awards Plan, as set forth herein and as hereinafter amended from time to time.

(ee) “Qualified Performance-Based Award” means an Award of Restricted Stock, Restricted Stock Units or Performance Units designated as such by the Committee at the time of grant, based upon a determination that (i) the recipient is or may be a “covered employee” within the meaning of Section 162(m)(3) of the Code in the year in which the Company would expect to be able to claim a tax deduction with respect to such Restricted Stock, Restricted Stock Units or Performance Units and (ii) the Committee wishes such Award to qualify for the Section 162(m) Exemption.

(ff) “Restricted Stock” means an Award granted under Section 7.

(gg) “Restricted Stock Unit” means an Award granted under Section 8.

(hh) “RSU Value” has the meaning set forth in Section 8(c), (ii).

(ii) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act, as amended from time to time.

(jj) “Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(C) of the Code.

(kk) “Stock Appreciation Right” means an Award granted under Section 6.

(ll) “Stock Option” means an Award granted under Section 5.

(mm) “Subsidiary” means any corporation, partnership, limited liability company, joint venture or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

(nn) “Termination of Employment” means in the case of a director, such director’s resignation or removal from office, and, in the case of an officer, employee or consultant, the termination of such person’s employment with, or performance of services for, the Company and any of its Subsidiaries or Affiliates. A Participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee of, or service-provider for, the Company or another Subsidiary or Affiliate. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries and Affiliates shall not be considered Terminations of Employment.

Section 2.     Administration
      (a) This Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than two Outside Directors, and shall be appointed by and serve at the pleasure of the Board.

      (b) The Committee shall have plenary authority to grant Awards pursuant to the terms of this Plan to Participants.
      (c) Among other things, the Committee shall have the authority, subject to the terms of this Plan:

(i) To select the Participants to whom Awards may from time to time be granted;

(ii) To determine whether and to what extent any type of Award is to be granted hereunder;

(iii) To determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Option Price (subject to Section 5(d)(i)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Company or any Subsidiary or Affiliate) and any vesting acceleration or forfeiture waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine;

(v) Subject to Section 13, to modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including but not limited to Performance Goals; provided, however, that the Committee may not adjust upward the amount payable to a Covered Employee with respect to a Qualified Performance-Based Award or waive or alter the Performance Goals associated therewith in a manner that would violate Section 162(m) of the Code; and

(vi) To determine under what circumstances an Award may be settled in cash or Common Stock to the extent provided in this Plan.
      (d) The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall from time to time deem advisable, to interpret the terms and provisions of this Plan and any Award issued under this Plan (and any agreement relating thereto) and to otherwise supervise the administration of this Plan.
      (e) The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may (i) allocate all or any portion of its responsibilities and powers to any one or more of its members and (ii) delegate all or any part of its responsibilities and powers to any person or persons selected by it, provided that no such delegation may be made that would cause Awards or other transactions under this Plan to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. Any such allocation or delegation may be revoked by the Committee at any time.
      (f) Any determination made by the Committee with respect to any Award shall be made in the sole discretion of the Committee at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated officer pursuant to the provisions of this Plan shall be final and binding on all persons, including the Company, its Affiliates, Subsidiaries, shareholders and Participants.
      (g) Any authority granted to the Committee may also be exercised by the full Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16(b) of the Exchange Act or cause an Award designated as a Qualified Performance-Based Award not to qualify for, or to cease to qualify for, the Section 162(m) Exemption. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
Section 3.     Common Stock Subject to Plan
      (a) Subject to the adjustments provided pursuant to Sections 3(d) and (e), an aggregate of 1,100,000 shares of Common Stock are reserved for issuance under this Plan. The number of shares of Common Stock reserved for issuance under this Plan shall be reduced only by the number of shares of

Common Stock delivered in payment or settlement of Awards. Any shares of Common Stock issued in connection with Restricted Stock, Restricted Stock Units, Performance Units or Other Stock Based Awards shall count against the limit described in this Section 3(a) as 1.7 shares of Common Stock for every one share of Common Stock issued. Shares of Common Stock issued in connection with any other type of Award shall be counted against this limit as one share of Common Stock for every one share of Common Stock actually issued; provided that each Stock Appreciation Right that is exercised and settled in shares of Common Stock shall be counted against this limit as one share of Common Stock for each Stock Appreciation Right that is exercised (regardless of the number of shares of Common Stock actually issued to settle each Stock Appreciation Right).
      (b) Notwithstanding anything in Section 3(a) to the contrary but subject to adjustment under Sections 3(d) and 3(e), (1) no Participant shall be granted Stock Options or Stock Appreciation Rights in respect of more than 1,100,000 shares of Common Stock in any calendar year, (2) no Participant shall be granted Restricted Stock, Restricted Stock Units, Performance Units or Other Stock Based Awards in respect of more than 650,000 shares of Common Stock in any calendar year and (3) the Company may issue only 1,100,000 shares of Common Stock upon the exercise of Incentive Stock Options.
      (c) If (i) any Award expires or is cancelled or terminated without the issuance of shares, (ii) any Award is settled in cash or other property rather than shares or (iii) shares of Common Stock issued in connection with any Award are forfeited, then any such shares of Common Stock subject to such Awards shall again be available for distribution in connection with Awards under this Plan; provided, however, that if a Qualified Performance-Based Award of a Stock Option or Stock Appreciation Right is cancelled (as determined by Treasury Regulation Section 1.162-27(e)(2)(vi)(B)), the shares of Common Stock subject to such Stock Option or Stock Appreciation Right shall be counted against the individual per year maximum during the calendar year of such cancellation to determine the number of shares of Common Stock subject to Stock Options or Stock Appreciation Rights which may be granted pursuant to Sections 3(a) and 3(b).
      (d) The existence of this Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s or any Subsidiary’s or Affiliate’s capital structure or its business, any merger or consolidation of the Company or any Subsidiary or Affiliate, any issue of debt or equity securities ahead of or affecting the Company’s Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Subsidiary or Affiliate or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
      (e) In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company (including any extraordinary cash or stock dividend), any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments (i) in the aggregate number and kind of shares reserved for issuance under this Plan and the maximum limitation upon Stock Options and Stock Appreciation Rights and other Awards to be granted to any Participant, (ii) in the number, kind and Option Price and Strike Price of shares subject to outstanding Stock Options and Stock Appreciation Rights, (iii) in the number and kind of shares subject to other outstanding Awards granted under this Plan and/or (iv) such other equitable substitutions or adjustments as it may determine to be appropriate in its sole discretion (including, without limitation, an amount in cash therefor); provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted Option Price and/or Strike Price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

Section 4.     Eligibility
      Awards may be granted under this Plan to Eligible Individuals.
Section 5.     Stock Options
      (a) Grant. Stock Options may be granted to any Eligible Individual either alone or in addition to other Awards granted under this Plan. Any Stock Option granted under this Plan shall be in such form as the Committee may from time to time approve.
      (b) Types of Stock Options. The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however, that grants hereunder are subject to the limits on grants set forth in Section 3. Incentive Stock Options may be granted only to employees of the Company and its “subsidiary corporations” or “parent corporation” (within the meaning of Section 424(e) or (f) of the Code). To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option on or subsequent to its grant date, it shall constitute a Non-Qualified Stock Option.
      (c) Award Agreements. Stock Options shall be evidenced by Award Agreements, the terms and provisions of which may differ, as determined in the discretion of the Committee. An Award Agreement shall indicate on its face whether it is intended to be an agreement for an Incentive Stock Option or a Non-Qualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects a Participant to receive a grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such Participant and specifies the terms and provisions of the Stock Option. The Company shall notify a Participant of any grant of a Stock Option, and a written Award Agreement shall be duly executed and delivered by the Company and such Participant. Such agreement or agreements shall become effective upon execution by the Company and such Participant.
      (d) Terms and Conditions. Stock Options granted under this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

(i) Option Price. The Committee shall determine the option price per share of Common Stock purchasable under a Stock Option (the “Option Price”). The Option Price shall not be less than the Fair Market Value of the Common Stock subject to such Stock Option on the date of grant. Except for adjustments pursuant to Sections 3(d) and 3(e), in no event may any Stock Option granted under this Plan be amended to decrease the Option Price thereof, cancelled in conjunction with the grant of any new Stock Option with a lower Option Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Option, unless such amendment, cancellation or action is approved by the Company’s shareholders in accordance with applicable law and stock exchange rules.

(ii) Term. The term of each Stock Option shall be fixed by the Committee and set forth in the Award Agreement, but no Stock Option shall be exercisable more than 7 years after the date the Stock Option is granted.

(iii) Exercisability. Except as otherwise provided herein or in an applicable Individual Agreement, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of any Stock Option. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(iv) Method of Exercise. Subject to the provisions of this Section 5 and the provisions of the Award Agreement, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common

Stock subject to the Stock Option to be purchased. Such notice shall be accompanied by payment in full of the Option Price by certified or bank check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock (by delivery of such shares or by attestation) already owned by the Participant of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted and provided, further, that such already owned shares have been held by the Participant for at least six months at the time of exercise or had been purchased on the open market. If approved by the Committee, to the extent permitted by applicable law, payment in full or in part may also be made by a cashless exercise by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the Option Price, and, if requested, the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. No shares of Common Stock shall be delivered until full payment therefor has been made. A Participant shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the Participant has given written notice of exercise, has paid in full for such shares and, if requested by the Company, has given the representation described in Section 15(a).

      (e) Nontransferability. No Stock Option shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution or any other testamentary distribution or (ii) in the case of a Non-Qualified Stock Option, unless otherwise determined by the Committee, to such Participant’s Family Members, whether directly or indirectly or by means of a trust or partnership or otherwise; provided, however, that notwithstanding anything in this Plan to the contrary, no transfer of a Stock Option may be in exchange for cash or property consideration. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such option is transferred pursuant to this paragraph, it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that Termination of Employment shall continue to refer to the Termination of Employment of the original Participant.
      (f) Termination by Death. Unless otherwise determined by the Committee at the time of grant, if a Participant incurs a Termination of Employment by reason of death, any Stock Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of such death, or on such accelerated basis as the Committee may determine, for a period of one year from the date of the Participant’s death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
      (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at the time of grant, if a Participant incurs a Termination of Employment by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant (or the appointed fiduciary of such Participant), to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of Termination of Employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
      (h) Other Termination. Unless otherwise determined by the Committee at the time of grant: (A) if a Participant incurs a Termination of Employment for Cause, all Stock Options held by such Participant shall thereupon terminate and (B) if a Participant incurs a Termination of Employment for any reason other than death, Disability or for Cause, any Stock Option held by such Participant, to extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Stock Option’s term; provided, however, that if the Participant dies within such three-month period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for (i) a period of one year from the date of such death or (ii) the expiration of the stated term of the Stock Option, whichever period is the shorter. In the event of Termination of Employment for any reason other than death, Disability or for Cause, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.
      (i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the Participant an amount, in cash or Common Stock, equal to the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the Option Price times the number of shares of Common Stock for which the Option is being exercised.
Section 6.     Stock Appreciation Rights
      (a) Grant. Stock Appreciation Rights may be granted to any Eligible Individual either alone (“Freestanding Stock Appreciation Rights”) or in conjunction with all or part of any Stock Option granted under this Plan (“Tandem Stock Appreciation Rights”).
      (b) Award Agreement. Stock Appreciation Rights shall be evidenced by Award Agreements, the terms and provisions of which may differ, as determined in the discretion of the Committee. An Award Agreement shall indicate on its face whether it is intended to be an agreement for a Tandem Stock Appreciation Right or a Freestanding Stock Appreciation Right. The grant of a Stock Appreciation Right shall occur on the date the Committee by resolution selects a Participant to receive a grant of a Stock Appreciation Right, determines the number of shares of Common Stock to be subject to such Stock Appreciation Right to be granted to such Participant and specifies the terms and provisions of the Stock Appreciation Right. The Company shall notify a Participant of any grant of a Stock Appreciation Right, and a written Award Agreement shall be duly executed and delivered by the Company and the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.
      (c) Terms and Conditions of Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Relationship to Related Stock Option. A Tandem Stock Appreciation Right issued in conjunction with a Non-Qualified Stock Option may be granted either at or after the time of grant of such Stock Option. A Tandem Stock Appreciation Right issued in conjunction with an Incentive Stock Option may be granted only at the time of grant of such Stock Option. Tandem Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of Section 5. A Tandem Stock Appreciation Right shall have a strike price per share equal to the Option Price per share of the Stock Options to which such Tandem Stock Appreciation Right relates. Any Tandem Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

(ii) Exercisability. A Tandem Stock Appreciation Right may only be exercised in conjunction with the exercise of the Stock Option to which such Tandem Stock Appreciation Right relates. Upon the exercise of a Tandem Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (A) the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the Option Price per share specified in the related Stock Option multiplied by (B) the number of shares of Common Stock in respect of which such Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Notwithstanding anything herein to the contrary, unvested Tandem Stock Appreciation Rights shall become exercisable by a Participant not later than the time set forth in such Participant’s Individual Agreement.

(iii) Method of Exercise. A Tandem Stock Appreciation Right may be exercised by a Participant by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed by Section 6(c)(ii). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

(iv) Nontransferability. Tandem Stock Appreciation Rights shall be transferable only to the extent that the underlying Stock Option is transferable pursuant to Section 5(e); provided, however, that notwithstanding anything in this Plan to the contrary, no transfer of a Tandem Stock Appreciation Right may be in exchange for cash or property consideration.

      (d) Terms and Conditions of Freestanding Stock Appreciation Rights. Freestanding Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(i) Strike Price. The Committee shall determine the strike price per share of Common Stock subject to a Freestanding Stock Appreciation Right (the “Strike Price”). The Strike Price shall not be less than the Fair Market Value of one share of Common Stock as of the date of grant. Except for adjustments pursuant to Sections 3(d) and 3(e), in no event may any Stock Appreciation Right granted under this Plan be amended to decrease the Strike Price thereof, cancelled in conjunction with the grant of any new Stock Appreciation Right with a lower Strike Price, or otherwise be subject to any action that would be treated, for accounting purposes, as a “repricing” of such Stock Appreciation Right, unless such amendment, cancellation, or action is approved by the Company’s shareholders in accordance with applicable law and stock exchange rules.

(ii) Term. The term of each Freestanding Stock Appreciation Right shall be fixed by the Committee and set forth in the Award Agreement, but such term shall not exceed 7 years after the date the Freestanding Stock Appreciation Right is granted.

(iii) Exercisability. Except as otherwise provided herein or in an applicable Individual Agreement, Freestanding Stock Appreciation Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee may at any time accelerate the exercisability of any Stock Appreciation Right. If the Committee provides that any Stock Appreciation Right is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine.

(iv) Method of Exercise. Subject to the provisions of this Section 6 and the provisions of the Award Agreement, a Freestanding Stock Appreciation Right may be exercised, in whole or in part, at any time during its term by giving written notice of exercise to the Company specifying the number of shares of Common Stock as to which such Freestanding Standing Appreciation Right is being exercised. Upon the exercise of a Freestanding Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash, shares of Common Stock or a combination of cash and shares, equal to (A) the excess of the Fair Market Value on the date of exercise of one share of Common Stock over the applicable Strike Price multiplied by (B) the number of shares of Common Stock in respect of which the Freestanding Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

(v) Nontransferability. No Freestanding Stock Appreciation Right shall be transferable by a Participant other than (i) by will or by the laws of descent and distribution or any other testamentary distribution or (ii) unless otherwise determined by the Committee, to such Participant’s Family Members, whether directly or indirectly or by means of a trust or partnership or otherwise; provided, however, that notwithstanding anything in this Plan to the contrary, no transfer of a Freestanding Stock Appreciation Right may be in exchange for cash or property consideration. All Freestanding Stock Appreciation Rights shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant or any person to whom such Freestanding Stock Appreciation Right is transferred pursuant to this paragraph, it being understood that the terms “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Employment” shall continue to refer to the Termination of Employment of the original Participant.

(vi) Termination by Death. Unless otherwise determined by the Committee at the time of grant, if a Participant incurs a Termination of Employment by reason of death, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of such death, or on such accelerated basis as the Committee may determine, for a period of one year from the date of the Participant’s death or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is shorter.

(vii) Termination by Reason of Disability. Unless otherwise determined by the Committee at the time of grant, if a Participant incurs a Termination of Employment by reason of Disability, any Freestanding Stock Appreciation Right held by such Participant may thereafter be exercised by the Participant (or the appointed fiduciary of such Participant), to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine, for a period of one year from the date of such Termination of Employment or until the expiration of the stated term of such Freestanding Stock Appreciation Right, whichever period is the shorter.

(viii) Other Termination. Unless otherwise determined by the Committee at the time of grant: (A) if a Participant incurs a Termination of Employment for Cause, all Freestanding Stock Appreciation Rights held by such Participant shall thereupon terminate and (B) if a Participant incurs a Termination of Employment for any reason other than death, Disability or for Cause, any Freestanding Stock Appreciation Right held by such Participant, to extent it was then exercisable at the time of termination, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such Termination of Employment or the balance of such Freestanding Stock Appreciation Right’s term; provided, however, that if the Participant dies within such three-month period, any unexercised Freestanding Stock Appreciation Right held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for (i) a period of one year from the date of such death or (ii) the expiration of the stated term of the Freestanding Stock Appreciation Right, whichever period is the shorter.

Section 7.     Restricted Stock
      (a) Grant. Shares of Restricted Stock may be granted to any Eligible Individual either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock will be awarded, subject to Section 3, the number of shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Award, in addition to those contained in Section 7(d).
      (b) Award Agreements. Restricted Stock shall be evidenced by Award Agreements, the terms and provisions of which may differ, as determined in the discretion of the Committee. The grant of Restricted Stock shall occur on the date the Committee by resolution selects a Participant to receive a grant of Restricted Stock, determines the number of shares of Common Stock to be subject to such Restricted Stock to be granted to such Participant and specifies the terms and provisions of the Restricted Stock; provided that the 30-day period to make an election under Section 83(b) of the Code shall not begin until the “transfer” (as determined under Section 83 of the Code and the Treasury Regulations thereunder) of the Restricted Stock. The Company shall notify a Participant of any grant of Restricted Stock, and a written Award Agreement shall be duly executed and delivered by the Company and the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.
      (c) Share Certificates. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the W-H Energy Services, Inc. 2006 Stock Awards Plan and a related Award Agreement. Copies of such Plan and Award Agreement are on file at the offices of W-H Energy Services, Inc., 10370 Richmond Avenue, Suite 990, Houston, Texas 77042.”
      The Committee may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.
      (d) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(i) Performance Goals and Vesting. The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock upon the attainment of Performance Goals. The grant or vesting of an Award of Restricted Stock not designated by the Committee as a Qualified Performance-Based Award may also be conditioned upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock is a Qualified Performance-Based Award, the Committee may condition the grant or vesting thereof upon the continued employment or service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of Restricted Stock that is a Qualified Performance-Based Award, the applicable Performance Goals must have been satisfied.

(ii) Nontransferability. Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Award for which a Participant’s continued service is required (for purposes of this Section 7, the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, such Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock.

(iii) Restricted Stock Rights. Except as provided in this Plan and the applicable Award Agreement, a Participant shall have, with respect to the shares of Restricted Stock awarded to such Participant, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any dividends. Unless otherwise provided in an Award Agreement, cash dividends payable with respect to Restricted Stock will be paid to such Participant in cash on the day on which the corresponding dividend on shares of Common Stock is paid to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Common Stock is paid to shareholders. The Committee may provide in an Award Agreement that payment of dividends with respect to Restricted Stock shall be subject to the attainment of one or more Performance Goals.

(iv) Termination. Except to the extent otherwise provided in this Plan and the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction

Period or prior to the satisfaction of any applicable Performance Goals, all shares still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of a Qualified Performance-Based Award of Restricted Stock granted to a Covered Employee, satisfaction of the applicable Performance Goals unless the Participant’s employment is terminated by reason of death or Disability or by the Company without Cause or by the Participant for Good Reason).

(v) Acceleration. The Committee at any time may accelerate the time or conditions under which the forfeiture restrictions in an Award Agreement related to the Restricted Stock lapse; provided, however, that except in the event of a Change in Control, the Committee may not take such action with respect to a Qualified Performance-Based Award of Restricted Stock granted to a Covered Employee, unless the Performance Goals with respect to such Restricted Stock have been attained. With respect to a Qualified Performance-Based Award of Restricted Stock granted to a Covered Employee, if the lapse of the forfeiture restrictions imposed upon such Restricted Stock, or the payment of dividends with respect to Restricted Stock, is conditioned in whole or in part upon the attainment of Performance Goals, such forfeiture restrictions shall not lapse and such dividends shall not be paid unless and until the Committee certifies in writing that such Performance Goals and any other conditions on the lapse of forfeiture restrictions or payment of dividends have been satisfied. Notwithstanding anything in this Section 7 to the contrary, any or all remaining restrictions with respect to Restricted Stock shall be waived to the extent required by a Participant’s Individual Agreement; provided, however, that, in the case of a Qualified Performance-Based Award of Restricted Stock granted to a Covered Employee, satisfaction of the applicable Performance Goals may not be waived pursuant to the Participant’s Individual Agreement unless such Individual Agreement provides for such acceleration upon a change of control, death, Disability or the termination of a Participant’s employment by the Company without Cause or by the Participant for Good Reason.

(vi) Issuance of Certificates. If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the Participant upon surrender of the legended certificates.

Section 8.     Restricted Stock Units
      (a) Grant. Restricted Stock Units may be granted to any Eligible Individual either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Stock Units will be awarded, subject to Section 3, the number of shares to be awarded to any Participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 8(c). Each Restricted Stock Unit shall correspond to one share of Common Stock and shall represent the right to receive shares of Common Stock, cash or both (as determined by the Committee) upon satisfaction of such conditions as may be set forth in the applicable Award Agreement.
      (b) Award Agreements. Restricted Stock Units shall be evidenced by Award Agreements, the terms and provisions of which may differ, as determined in the discretion of the Committee. The grant of a Restricted Stock Unit shall occur on the date the Committee by resolution selects a Participant to receive a grant of a Restricted Stock Unit, determines the number of shares of Common Stock to be subject to such Restricted Stock Unit to be granted to such Participant and specifies the terms and provisions of the Restricted Stock Unit. The Company shall notify a Participant of any grant of a Restricted Stock Unit, and a written Award Agreement shall be duly executed and delivered by the Company and the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.
      (c) Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions:

(i) Performance Goals and Vesting. The Committee may, prior to or at the time of grant, designate an Award of Restricted Stock Units as a Qualified Performance-Based Award, in which event it shall condition the grant or vesting, as applicable, of such Restricted Stock Units upon the attainment of Performance Goals. The grant or vesting of an Award of Restricted Stock Units not designated by the Committee as a Qualified Performance-Based Award may also be conditioned upon the attainment of Performance Goals. Regardless of whether an Award of Restricted Stock Units is a Qualified Performance-Based Award, the Committee may condition the grant or vesting thereof upon the continued service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Unit Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions; provided, however, that in the case of a Restricted Stock Unit that is a Qualified Performance-Based Award, the applicable Performance Goals must have been satisfied.

(ii) Settlement. Subject to the provisions of the Award Agreement, upon the lapse of the forfeiture restrictions in the Award Agreement with respect to a Restricted Stock Unit, the Participant will be entitled to receive, without any payment to the Company (other than any required tax withholding amounts), an amount (the “RSU Value”) equal to the product of (i) the number of Restricted Stock Units with respect to which the forfeiture restrictions in the Award Agreement have lapsed, multiplied by (ii) the Fair Market Value on the date of such lapse of one share of Common Stock.

Payment of the RSU Value to the Participant shall be made in (i) shares of Common Stock, valued at the Fair Market Value on the date the forfeiture restrictions in the Award Agreement lapse, (ii) cash or (iii) a combination thereof as provided in the Award Agreement. The payment of the RSU Value shall be made as soon as administratively feasible following the lapse of the forfeiture restrictions in the Award Agreement, but in no event later than March 15th of the calendar year immediately following the calendar year in which the forfeiture restrictions in the Award Agreement lapse.

(iii) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Award for which a Participant’s continued service is required (for purposes of this Section 8, the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable Performance Goals (if any) are satisfied, such Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv) Dividend Equivalents. The Committee may provide in an Award Agreement that the Participant shall be entitled to receive dividend equivalents. Unless otherwise provided in the Award Agreement, such dividend equivalents will be paid to the Participant in cash on the day on which the corresponding dividend on shares of Common Stock is distributed to shareholders, or as soon as administratively practicable thereafter, but in no event later than the fifteenth (15th) day of the third calendar month following the day on which the corresponding dividend on shares of Common Stock is paid to shareholders. The Committee may provide in an Award Agreement that payment of dividend equivalents with respect to Restricted Stock Units shall be subject to the attainment of one or more Performance Goals established by the Committee.

(v) Termination. Except to the extent otherwise provided in this Plan and the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Restriction Period or prior to the satisfaction of any applicable Performance Goals, all Restricted Stock Units still subject to restriction shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Qualified Performance-Based Awards of Restricted Stock Units granted to a Covered Employee, satisfaction of the applicable Performance Goals unless the Participant’s employment is terminated by reason of death or Disability or by the Company without Cause or by the Participant for Good Reason).

(vi) Acceleration. The Committee at any time may accelerate the time or conditions under which the forfeiture restrictions in an Award Agreement related to Restricted Stock Units lapse; provided, however, that except in the event of a Change in Control, the Committee may not take such action with respect to a Qualified Performance-Based Award of Restricted Stock Units granted to a Covered Employee unless the Performance Goals with respect to such Restricted Stock Units have been attained.

With respect to a Qualified Performance-Based Award of Restricted Stock Units granted to a Covered Employee, if the lapse of the forfeiture restrictions imposed upon such Restricted Stock Units, or the payment of dividend equivalents with respect to Restricted Stock Units, is conditioned in whole or in part upon the attainment of Performance Goals, such forfeiture restrictions shall not lapse and such dividend equivalents shall not be paid unless and until the Committee certifies in writing that such performance goals and any other conditions on the lapse of forfeiture restrictions or payment of dividend equivalents have been satisfied. Notwithstanding anything in this Section 8 to the contrary, any or all remaining restrictions with respect to Restricted Stock Units shall be waived to the extent required by a Participant’s Individual Agreement; provided, however, that, in the case of a Qualified Performance-Based Award of Restricted Stock Units granted to a Covered Employee, satisfaction of the applicable Performance Goals may not be waived pursuant to the Participant’s Individual Agreement unless such Individual Agreement provides for such acceleration upon a change of control, death, Disability or the termination of a Participant’s employment by the Company without Cause or by the Participant for Good Reason.

(vii) No Rights as Shareholder. Except as provided in the applicable Award Agreement, a Participant shall have with respect to such Restricted Stock Units none of the rights of a holder of Common Stock unless and until shares of Common Stock are actually delivered in satisfaction of such Restricted Stock Units.

Section 9.     Performance Units
      (a) Grant. Performance Units may be granted to any Eligible Individual either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Participants to whom and the time or times at which Performance Units shall be awarded, subject to Section 3, the number of Performance Units to be awarded to any Participant, the duration of the Award Cycle and any other terms and conditions of the Award, in addition to those contained in Section 9(c).
      (b) Award Agreements. Performance Units shall be evidenced by Award Agreements, the terms and provisions of which may differ, as determined in the discretion of the Committee. The grant of a Performance Unit shall occur on the date the Committee by resolution selects a Participant to receive a grant of a Performance Unit, determines the number of shares of Common Stock to be subject to such Performance Unit to be granted to such Participant and specifies the terms and provisions of the Performance Unit. The Company shall notify a Participant of any grant of a Performance Unit, and a written Award Agreement shall be duly executed and delivered by the Company and the Participant. Such agreement or agreements shall become effective upon execution by the Company and the Participant.
      (c) Terms and Conditions. Performance Unit Awards shall be subject to the following terms and conditions:

(i) Performance Goals and Vesting. The Committee may, prior to or at the time of the grant, designate Performance Units as a Qualified Performance-Based Award, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. The settlement of an Award of Performance Units not designated by the Committee as a Qualified Performance-Based Award, may also be conditioned upon the attainment of Performance Goals. Regardless of whether Performance Units are Qualified Performance-Based Awards, the Committee may condition the settlement thereof upon the continued service of the Participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each Participant.

(ii) Settlement. At the expiration of the Award Cycle for an Award of Performance Units, the Committee shall evaluate the Company’s performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the Participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned or (B) cash equal to the Fair Market Value on such expiration date of such number of shares of Common Stock to the Participant, as the Committee shall elect. The payment with respect to the Performance Units shall be made as soon as administratively feasible following the time that such Performance Units become vested, but in no event later than March 15th of the calendar year immediately following the calendar year in which the such Performance Units become vested.

(iii) Nontransferability. Subject to the provisions of this Plan and the Award Agreement, Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award Cycle.

(iv) Termination. Except to the extent otherwise provided in this Plan and the applicable Award Agreement, upon a Participant’s Termination of Employment for any reason during the Award Cycle or prior to the satisfaction of any applicable Performance Goals, all rights to receive cash or Common Stock in settlement of the Performance Units shall be forfeited by the Participant; provided, however, that the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations (other than, in the case of Qualified Performance-Based Awards of Performance Units granted to a Covered Employee, satisfaction of the applicable Performance Goals unless the Participant’s employment is terminated by reason of death or Disability or by the Company without Cause or by the Participant for Good Reason).

(v) Acceleration. Notwithstanding anything in this Section 9 to the contrary, any or all remaining payment limitations with respect to Performance Units shall be waived to the extent required by a Participant’s Individual Agreement; provided, however, that, in the case of a Qualified Performance-Based Award of Performance Units granted to a Covered Employee, satisfaction of the applicable Performance Goals may not be waived pursuant to the Participant’s Individual Agreement unless such Individual Agreement provides for such acceleration upon a change of control, death, Disability or the termination of a Participant’s employment by the Company without Cause or by the Participant for Good Reason.

Section 10.     Other Stock-Based Awards
      Other Awards of Common Stock and other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including (without limitation) dividend equivalents and convertible debentures, may be granted either alone or in conjunction with other Awards granted under this Plan.
Section 11.     Change in Control Provisions
      (a) The Committee, in its discretion, may determine that upon the occurrence of a Change in Control, each Award, other than a Stock Option outstanding hereunder, shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change in Control Price over the exercise price or Strike Price. Further, in the event of a Change in Control, the Committee, in its discretion, but only if a Participant’s Award Agreement or Individual Agreement does not provide otherwise, shall act to effect one or more of the following alternatives with respect to outstanding Stock Options, which may vary among individual Participants and which may vary among Stock Options held by any individual Participant: (1) determine a limited period of time for the exercise of such Stock Options in a manner determined by the Committee (notwithstanding the provisions set forth in Section 5 with respect to the exercise of such Stock Options) on or before a specified date (before or after such Change in Control) after which specified date all unexercised Stock Options and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Participants of some or all of the outstanding Stock Options held by such Participants (irrespective of whether such Stock Options are then exercisable under the provisions of this Plan) as of a date (before or after such Change in Control) specified by the Committee, in which event the Committee shall thereupon cancel such Stock Options and the Company shall pay to each Participant an amount of cash and other consideration, as determined by the Committee in its sole discretion, where the total cash and other consideration paid or delivered per share is equal to the excess, if any, of the Change in Control Price of the shares subject to such Stock Option over the Option Price(s) under such Stock Options for such shares, (3) make such adjustments to Stock Options then outstanding as the

Committee deems appropriate to reflect such Change in Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Stock Options then outstanding) or (4) provide that thereafter, upon any exercise of a Stock Option theretofore granted, the Participant shall be entitled to purchase under such Stock Option, in lieu of the number of shares of Common Stock then covered by such Stock Option, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Participant would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets or other agreement governing such transaction if, immediately prior to such merger, consolidation or sale of assets or other transaction, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Stock Option. The provisions contained in this paragraph shall be inapplicable to an Award granted within six (6) months before the occurrence of a Change in Control, but only if (i) the Participant of such Award is subject to the reporting requirements of Section 16(a) of the Exchange Act and (ii) such provisions (even after preapproval by the Compensation Committee or the Board pursuant to Rule 16b-3) would create a matching transaction under Section 16(b) of the Exchange Act with respect to such Participant. The provisions contained in this paragraph shall not alter any rights or terminate any rights of the Participant to further payments pursuant to any other agreement with the Company following a Change in Control.
      (b) For purposes of this Plan, a “Change in Control” shall mean the happening of any of the following events: (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event equity securities of the resulting entity entitled to 60% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event or (B) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, as amended, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) as a result of or in connection with a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “the Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity. Notwithstanding anything to the contrary, only to the extent that an Award is subject to Section 409A of the Code, a “Change in Control” shall only occur to the extent that the definition of “Change in Control” set forth above may be interpreted to be consistent with Section 409A(a)(2)(A)(v) of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
      (c) For purposes of this Plan, “Change in Control Price” means the (i) the per share price offered to shareholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (ii) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change in Control takes place or (iii) if such Change in Control occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Stock Options being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Stock Options. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.
Section 12.     Forfeiture of Awards
      Notwithstanding anything in this Plan to the contrary, the Committee shall have the authority under this Plan to provide in any Award Agreement that in the event of serious misconduct by a Participant (including, without limitation, any misconduct prejudicial to or in conflict with the Company or its Subsidiaries or Affiliates, or any Termination of Employment for Cause), or any activity of a Participant in competition with the business of the Company or any Subsidiary or Affiliate, any outstanding Award granted to such Participant shall be cancelled, in whole or in part, whether or not vested or deferred. The determination of whether a Participant has engaged in a serious breach of conduct or any activity in competition with the business of the Company or any Subsidiary or Affiliate shall be determined by the Committee in good faith and in its sole discretion. This Section 12 shall have no application following a Change in Control with respect to Awards that are outstanding immediately prior to a Change in Control.
Section 13.     Term, Amendment and Termination
      This Plan will commence on the Effective Date and terminate on the tenth anniversary of the Effective Date. No Awards outstanding as of the date of termination this Plan shall be affected or impaired by the termination hereof.
      The Board may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of a Participant under any Award theretofore granted without the Participant’s consent, except such an amendment made to comply with applicable law (including Section 409A of the Code), stock exchange rules or accounting rules. In addition, no such amendment shall be made without the approval of the Company’s shareholders to the extent such approval is required by applicable law or stock exchange rules or to comply with Section 162(m) of the Code.
      The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder’s consent except such an amendment made to cause this Plan or Award to comply with applicable law (including Section 409A of the Code), stock exchange rules or accounting rules.
      Subject to the above provisions, the Board shall have authority to amend this Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.
Section 14.     Unfunded Status of Plan
      It is presently intended that this Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under this Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of this Plan.
Section 15.     General Provisions
      (a) Representation. The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

(i) Listing or approval for listing upon notice of issuance, of such shares on the NYSE, or such other securities exchange as may at the time be the principal market for the Common Stock;

(ii) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

(iii) Obtaining any other consent, approval or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.
      (b) No Limit of Other Arrangements. Nothing contained in this Plan shall prevent the Company or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.
      (c) No Contract of Employment. Neither this Plan nor any Award shall constitute a contract of employment. Neither the adoption of this Plan nor the grant of an Award shall confer upon any employee any right to continued employment, nor shall either interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment of any employee at any time.
      (d) Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under this Plan, such Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company, in its sole discretion, may permit withholding obligations to be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement; provided, however, that not more than the legally required minimum withholding may be settled with Common Stock. The obligations of the Company under this Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.
      (e) Dividends. Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if approved by the Committee and if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).
      (f) Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.
      (g) Subsidiary Employees. In the case of a grant of an Award to any employee of a Subsidiary of the Company, the Company may, in the Committee’s sole discretion, issue or transfer the shares of Common Stock, if any, covered by such Award to the Participant directly or to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Common Stock to the employee in accordance with the terms of such Award specified by the Committee pursuant to the provisions of this Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.
      (h) Governing Law. This Plan, each Award Agreement and all Awards made and actions taken hereunder and thereunder shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws.
      (i) Nontransferability. Except as otherwise provided in this Plan or by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

      (j) Code Section 409A. It is intended that any grant of an Award to which Section 409A of the Code is applicable shall satisfy all of the requirements of such Code section to the extent necessary.
      (k) 1997 Plan. As of the Effective Date of this Plan, no further awards may be granted under the W-H Energy Services, Inc. 1997 Stock Option Plan, as amended, (“1997 Plan”), but all outstanding awards under the 1997 Plan shall remain in effect in accordance with the terms of the 1997 Plan and the respective award agreements.
Section 16.     Effective Date of Plan
      This Plan shall be effective automatically on the date (the “Effective Date”) that the later of the following occurs: (i) adoption and approval of this Plan by the Board and (ii) approval of this Plan by the shareholders of the Company in accordance with all applicable laws, regulations and stock exchange rules and listing standards.

W-H Energy Services, Inc.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors   PLEASE REFER TO THE REVERSE SIDE FOR INTERNET AND TELEPHONE VOTING INSTRUCTIONS.
1.	The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 — Kenneth T. White, Jr.	☐	☐	04 — Milton L. Scott	☐	☐

	For	Withhold		For	Withhold
02 — Robert H. Whilden, Jr.	☐	☐	05 — Christopher Mills	☐	☐

	For	Withhold		For	Withhold
03 — James D. Lightner	☐	☐	06 — John R. Brock	☐	☐
B Issues
The Board of Directors recommends a vote FOR the following proposal.

2.	For the approval of the Company’s	For	Against	Abstain
	proposed 2006 Stock Awards Plan.	☐	☐	☐
3.	In his discretion, to transact such other business as may properly come before the meeting and any adjournments thereof.
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon, when signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date (mm/dd/yyyy)

Proxy — W-H Energy Services, Inc.

This proxy is solicited on behalf of the Board of Directors of W-H Energy Services, Inc.
The undersigned hereby appoints Kenneth T. White, Jr. and Catherine N. Crabtree proxies for the undersigned, with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of W-H Energy Services, Inc. held of record by the undersigned on March 28, 2006 at the annual meeting of shareholders to be held on May 10, 2006, and any adjournments thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE MATTERS SET FORTH ON THE REVERSE SIDE. THE PROXY HOLDERS NAMED ABOVE WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE TO: W-H ENERGY SERVICES, INC., 10370 RICHMOND AVENUE, SUITE 990, HOUSTON, TEXAS 77042.
IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)
•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
To vote using the Internet
•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 10, 2006.
THANK YOU FOR VOTING